                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-47278

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 16, 1999)

                $443,250,000 AUTOMOBILE RECEIVABLES BACKED NOTES
                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2000-1

                                AFS SENSUB CORP.
                                     SELLER
                   [AMERICREDIT FINANCIAL SERVICES, INC. LOGO]
                                    SERVICER


You should carefully review the risk factors beginning on page S-14 of this prospectus supplement and page 10 of the accompanying prospectus.

The notes represent obligations of the issuer only and do not represent obligations of or interest in AmeriCredit Financial Services, Inc., AFS SenSub Corp. or any of their affiliates.


THE ISSUER WILL ISSUE -

-    five classes of notes that are offered by this prospectus supplement; and

- two classes of subordinated notes that are not offered by this prospectus supplement. These subordinate notes are anticipated to be privately placed, primarily with institutional investors.

THE NOTES -

- are backed by a pledge of assets of the issuer. The assets of the issuer securing the notes will include a pool of non-prime quality auto loans secured by new and used automobiles, light duty trucks and vans;

- receive monthly distributions on the 5th day of each month, or, if not a business day, then on the next business day, beginning on December 5, 2000; and

-    currently have no trading market.

CREDIT ENHANCEMENT FOR THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSIST OF -

-    excess cashflow collected on the pool of automobile loans;

- overcollateralization resulting from the excess of the principal amount of the auto loans over the aggregate principal amount of the notes;

- the subordination of each class of notes to those classes senior to it, including the subordination of the two classes of notes which are not being offered by this prospectus supplement to each class of notes being offered by this prospectus supplement; and

- a reserve account that can be used to cover payments of timely interest and ultimate principal on the notes.



                          PRINCIPAL      INTEREST    FINAL SCHEDULED                            UNDERWRITING        PROCEEDS
                           AMOUNT           RATE     DISTRIBUTION DATE    PRICE TO PUBLIC(1)      DISCOUNTS       TO SELLER (2)
                           ------           ----     -----------------    ------------------      ---------       -------------

Class A-1 Notes      $  80,000,000        6.757%    November 5, 2001             100.000000%       0.125%          99.875000%

Class A-2 Notes      $174,000,000         6.700%    March 5, 2004                 99.993100%       0.200%          99.793100%

Class A-3 Notes      $119,250,000         6.740%    May 5, 2005                   99.981512%       0.250%          99.731512%

Class B Notes        $  45,000,000        7.160%    September 5, 2005             99.989137%       0.300%          99.689137%

Class C Notes        $  25,000,000        7.440%    December 5, 2005              99.992508%       0.450%          99.542508%

(1)  Plus accrued interest, if any, from November 16, 2000.
(2)  Before expenses, estimated to be $625,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

          FOR THE CLASS A AND CLASS B NOTES             FOR THE CLASS C NOTES
 STRUCTURING AGENT AND                                  STRUCTURING AGENT AND
   JOINT LEAD MANAGER        JOINT LEAD MANAGER            SOLE MANAGER
DEUTSCHE BANC ALEX. BROWN   CHASE SECURITIES INC.    DEUTSCHE BANC ALEX. BROWN

                 Prospectus Supplement dated November 1, 2000.

         You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               -------------------
                               TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


                                                   PAGE

SUMMARY.............................................S-6
RISK FACTORS.......................................S-14
USE OF PROCEEDS....................................S-17
THE SERVICER.......................................S-17
THE SELLER.........................................S-18
THE ISSUER.........................................S-18
THE OWNER TRUSTEE..................................S-19
THE INDENTURE TRUSTEE..............................S-19
THE TRUST PROPERTY.................................S-19
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM.........S-20
THE AUTOMOBILE LOANS...............................S-22
YIELD AND PREPAYMENT CONSIDERATIONS................S-28
DESCRIPTION OF THE NOTES...........................S-36
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........S-51
STATE AND LOCAL TAX CONSIDERATIONS.................S-55
ERISA CONSIDERATIONS...............................S-56
LEGAL INVESTMENT...................................S-56
RATINGS............................................S-57
UNDERWRITING.......................................S-58
EXPERTS............................................S-60
LEGAL OPINIONS.....................................S-60
GLOSSARY...........................................S-61
REPORT OF INDEPENDENT ACCOUNTANTS...................F-1
ANNEX I  CLEARANCE, SETTLEMENT AND
  TAX DOCUMENTATION PROCEDURES .....................A-1

                                   PROSPECTUS

                                                    PAGE

SUMMARY OF PROSPECTUS................................ 5
RISK FACTORS.........................................10
THE COMPANY AND THE SERVICER.........................19
THE TRUSTEE..........................................19
THE ISSUER...........................................19
COMPOSITION OF THE TRUST PROPERTY....................19
THE AUTOMOBILE LOANS.................................20
AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM...........23
POOL FACTORS.........................................27
USE OF PROCEEDS......................................28
DESCRIPTION OF THE SECURITIES........................28
DESCRIPTION OF THE TRUST AGREEMENTS..................39
CERTAIN LEGAL ASPECTS OF THE AUTOMOBILE LOANS........49
MATERIAL TAX CONSIDERATIONS..........................57
STATE TAX CONSIDERATIONS.............................76
ERISA CONSIDERATIONS.................................76
METHODS OF DISTRIBUTIONS.............................81
LEGAL OPINIONS.......................................82
FINANCIAL INFORMATION................................82


         Until ninety (90) days after the date of this Prospectus Supplement, all dealers that buy, sell or trade the notes may be required to deliver a prospectus, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

- We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

- This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

- If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

- We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                       WHERE YOU CAN FIND MORE INFORMATION

     AmeriCredit Financial Services, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

         You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone (817) 302-7000.

                                     SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE ISSUER

AmeriCredit Automobile Receivables Trust 2000-1, or THE ISSUER, is a Delaware business trust. The issuer will issue the notes and be liable for their payment. The issuer's principal asset will be a pool of automobile loans.


THE SELLER

AFS SenSub Corp., or THE SELLER, is a Nevada corporation which is a wholly-owned special-purpose subsidiary of AmeriCredit. The seller will sell the automobile loans to the issuer.


THE SERVICER

AmeriCredit Financial Services, Inc., or AMERICREDIT, is a Delaware corporation. AmeriCredit originated the automobile loans and will service them on behalf of the issuer.


THE TRUSTEE

The Chase Manhattan Bank, or CHASE, is a New York banking corporation. Chase will be the trust collateral agent, the indenture trustee and the backup servicer.


STATISTICAL CALCULATION DATE

October 4, 2000. This is the date we used in preparing the statistical information used in this prospectus supplement.


CUTOFF DATE

November 2, 2000. The issuer will receive amounts collected on the automobile loans after this date.


CLOSING DATE

November 16, 2000.


DESCRIPTION OF THE SECURITIES

The issuer will issue seven classes of its asset backed notes. The notes are designated as the CLASS A-1 NOTES, the CLASS A-2 NOTES, the CLASS A-3 NOTES, the CLASS B NOTES, the CLASS C NOTES, the CLASS D NOTES and the CLASS E NOTES. The Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes are the CLASS A NOTES.

The Class A Notes, the Class B Notes and the Class C Notes are being offered by this prospectus supplement and are sometimes referred to as the

PUBLICLY OFFERED NOTES. The Class D Notes and the Class E Notes are not being offered by this prospectus supplement, and are anticipated to be privately placed with institutional investors.

Each class of notes will have the initial note principal amounts, interest rates and final scheduled distribution dates listed in the following tables:


                             PUBLICLY OFFERED NOTES
            INITIAL NOTE     INTEREST     FINAL SCHEDULED
 CLASS   PRINCIPAL BALANCE     RATE      DISTRIBUTION DATE
 -----   -----------------     ----      -----------------
  A-1    $  80,000,000      6.757%           11/5/2001
  A-2    $ 174,000,000      6.700%            3/5/2004
  A-3    $ 119,250,000      6.740%            5/5/2005
   B     $  45,000,000      7.160%            9/5/2005
   C     $  25,000,000      7.440%           12/5/2005


                             PRIVATELY PLACED NOTES
            INITIAL NOTE      INTEREST     FINAL SCHEDULED
 CLASS   PRINCIPAL BALANCE      RATE      DISTRIBUTION DATE
 -----   -----------------      ----      -----------------
   D     $ 25,000,000             8.220%       4/5/2006
   E     $ 26,750,000            10.680%       8/6/2007


The Publicly Offered Notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000.

You may hold your Publicly Offered Notes through DTC in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer which are described under the section of this summary entitled "THE TRUST ASSETS."


DISTRIBUTION DATES

-    Distribution dates:

     The distribution date will be the 5th day of each month, subject to the business day rule set forth below, commencing on December 5, 2000.

-    Business day rule:

     If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

-    Record dates:

     The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.


CREDIT ENHANCEMENT

Credit enhancement reduces the risk of loss to the holders of the notes which may result from shortfalls in payments received from and losses incurred on the pool of automobile loans. The credit enhancement consists of the following:

APPLICATION OF EXCESS CASHFLOW
Generally, because more interest is paid by the obligors than is necessary to pay the interest which accrues on the notes, there is expected to be excess cashflow each month. Some of the excess cashflow will be applied as accelerated principal payments on the notes to create overcollateralization.

OVERCOLLATERALIZATION
The cash flow provisions of the issuer may result in a limited acceleration of the notes relative to the amortization of the automobile loans. This acceleration feature creates overcollateralization, which equals the excess of the total principal balance of the pool of automobile loans over the total principal balance of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls, and so that the note balance for each class of notes will be paid off no later than its final scheduled distribution date.

As of the closing date, the level of overcollateralization will be 1.0%. On each distribution date, excess cashflow will be applied to pay down the notes until the required level of overcollateralization is achieved.

SUBORDINATION
A class of notes that is lower in priority of payment than other classes of notes provides credit enhancement to those other classes. As a result, to the extent that the trust assets generate less cash than is necessary to satisfy the trust's obligations to the holders of all classes, losses will be suffered first by the holder of the certificate representing the residual interest in the trust, and then by the holders of the Class E, Class D, Class C, Class B and Class A Notes in that order.

While the Class E Notes are subordinated to the Class A, Class B, Class C and Class D Notes, amounts that would otherwise be payable to the certificateholder will be distributed as a further reduction of the outstanding principal balance of the Class E Notes until they are paid off.

RESERVE ACCOUNT
A reserve account will be established for the benefit of the noteholders. On the closing date, a portion of the proceeds from the sale of the notes will be deposited in the reserve account in an amount equal to $5,000,000, which is 1.0% of the initial pool balance. On each distribution date, excess cashflow will be deposited in the reserve account to maintain that amount on deposit.

On each distribution date, cash will be withdrawn from the reserve account to fund any deficiencies in interest payments and certain principal payments owed to the noteholders. In addition, on the final scheduled distribution date for any class of notes, if the cashflow for that distribution date is insufficient to pay the remaining principal balance of that class, amounts on deposit in the reserve account will be used to pay off that remaining principal for that class before it is used to pay any other interest or principal shortfalls.

FLOW OF FUNDS

On each payment date, the trustee will apply the trust's available funds in the following order of priority:

1. to pay the monthly servicing fees to the servicer and, to the extent available, to pay to AmeriCredit any amounts paid by the borrowers during the preceding calendar month that did not relate to principal and interest payments due on the automobile loans;

2. to pay the monthly indenture trustee, owner trustee, backup servicer and trust collateral agent fees (to the extent not already paid), subject to a maximum annual limit;

3.   to pay interest due on the Class A Notes;

4. to pay principal to the extent necessary to reduce the Class A Note principal balance to the pool balance, which amount will be paid out as described below under "Principal";

5. to pay the remaining principal balance of any Class A Notes on their final scheduled distribution date;

6.   to pay interest due on the Class B Notes;

7. to pay principal to the extent necessary to reduce the combined Class A and Class B Note principal balance to the pool balance, which amount will be paid out as described below under "Principal";

8. to pay the remaining principal balance of the Class B Notes on their final scheduled distribution date;

9.   to pay interest due on the Class C Notes;

10. to pay principal to the extent necessary to reduce the combined Class A, Class B and Class C Note principal balance to the pool balance, which amount will be paid out as described below under "Principal";

11. to pay the remaining principal balance of the Class C Notes on their final scheduled distribution date;

12.  to pay interest due on the Class D Notes;

13. to pay principal to the extent necessary to reduce the combined Class A, Class B, Class C and Class D Note principal balance to the pool balance, which amount will be paid out as described below under "Principal";

14. to pay the remaining principal balance of the Class D Notes on their final scheduled distribution date;

15.  to pay interest due on the Class E Notes;

16. to pay principal to the extent necessary to reduce the combined Class A, Class B, Class C, Class D and Class E Note principal balance to the pool balance, which amount will be paid out as described below under "Principal";

17. to pay the remaining principal balance of the Class E Notes on their final scheduled distribution date;

18. to pay the principal distributable amount, which amount will be paid out as described below under "Principal";

19. to fund a deposit into the reserve account of the amount necessary to achieve a specified reserve account amount;

20. to pay principal to achieve a specified amount of overcollateralization, which amount will be paid out as described below under "Principal"; and

21. to pay principal to reduce the Class E Note principal balance, or, if the Class E Notes are no longer outstanding, to fund a payment of all remaining amounts to the certificateholder.

INTEREST

Interest on the notes of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing.

Interest on the Class A-1 Notes will be calculated on an "actual/360" basis. Interest on the other classes of notes will be calculated on a "30/360" basis.


PRINCIPAL

- Principal of the notes will be payable on each distribution date in an amount generally equal to:

        (1) 100% of the principal amortization which occurred in the automobile loan pool during the prior calendar month, plus

        (2) certain amounts of INTEREST collected on the automobile loans during the prior calendar month, which will be used to pay PRINCIPAL on the notes on that distribution date, but only as necessary to prevent under-collateralization, plus

        (3) certain amounts of EXCESS INTEREST, collected on the automobile loans during the prior calendar month, which would otherwise be distributed to the certificateholder, which will be used to pay PRINCIPAL on the notes on that distribution date, but only as necessary to build or maintain over-collateralization at its required amount or to reduce the principal balance of the Class E Notes until they are paid off.

- The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

- The classes of notes are "sequential pay" classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 7, 10, 13, 16, 18 and 20 of "Flow of Funds" above will be aggregated and will be paid out in the following order:

     -    first, the Class A-1 Notes will be paid off;

     - once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

     - once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

     - once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

     - once the Class B Notes are paid off, the Class C Notes will begin to amortize until they are paid off;

     - once the Class C Notes are paid off, the Class D Notes will begin to amortize until they are paid off; and

     - once the Class D Notes are paid off, the Class E Notes (if still outstanding) will begin to amortize until they are paid off.

On each distribution date that the reserve account is funded at its target level and the overcollateralization target has been reached, excess interest that would otherwise be distributed to the certificateholder will instead be used to amortize the Class E Notes until they are paid off. It is therefore likely that despite the fact that principal collections are paid sequentially, the Class E Notes will be paid off earlier than certain other classes senior to them.


THE TRUST ASSETS

The issuer's assets will principally include:

- a pool of non-prime quality automobile loans, which are secured by new and used automobiles, light duty trucks and vans;

-    collections on the automobile loans received after November 2, 2000;

- an assignment of the security interests in the vehicles securing the automobile loan pool; and

-    amounts held in the collection account and the reserve account.

THE AUTOMOBILE LOAN POOL

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers or third-party lenders and then acquired by AmeriCredit or motor vehicle loans originated by AmeriCredit directly with consumers. The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on a statistical pool of automobile loans as of October 4, 2000. The statistical pool as of October 4, 2000 reflected approximately $500,000,000 in automobile loans. The final pool as of November 2, 2000 is expected to reflect approximately $500,000,000 in automobile loans. The statistical distribution of the characteristics of the automobile loan pool as of the cutoff date, which is November 2, 2000, will vary somewhat from the statistical distribution of those characteristics in the statistical pool as of October 4, 2000, although that variance will not be material.

-    As of October 4, 2000 the automobile loans in the statistical pool have:

     -    a weighted average annual percentage rate of approximately 19.17%;

     -    a weighted average original maturity of approximately 62 months;

     -    a weighted average remaining maturity of approximately 61 months; and

     -    an individual remaining term of not more than 72 months.


REDEMPTION

-    Optional redemption:

     The Class D and Class E Notes, if still outstanding, may be redeemed in whole, but not in part, on any distribution date on which AmeriCredit exercises its "clean-up call" option to purchase the automobile loan pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the unpaid principal amount of the notes of each class then outstanding plus accrued and unpaid interest.

-    Mandatory redemption:

     If an event of default under the indenture occurs, the notes may be accelerated and subject to immediate payment at par.


FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes:

- Dewey Ballantine LLP, tax counsel, is of the opinion that the Publicly Offered Notes will constitute indebtedness and the issuer will not be an association or publicly traded partnership taxable as a corporation. By your acceptance of a Publicly Offered Note, you agree to treat the note as indebtedness.

-    Interest on the Publicly Offered Notes will be taxable as ordinary income:

     -    when received by a holder using the cash method of accounting, and

     -    when accrued by a holder using the accrual method of accounting.

- Dewey Ballantine LLP has prepared the discussion under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the prospectus supplement and "MATERIAL TAX CONSIDERATIONS" in the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the Publicly Offered Notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA CONSIDERATIONS" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase Publicly Offered Notes. Fiduciaries of such plans may wish to consult with counsel regarding the applicability of the provisions of ERISA before purchasing Publicly Offered Notes.


LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.


RATING OF THE NOTES

The publicly offered notes must receive at least the following ratings from Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. in order to be issued:


    CLASS                   RATING
    -----                   ------
                     S&P            MOODY'S
                     ---            -------

     A-1            A-1+              P-1
     A-2             AAA              Aaa
     A-3             AAA              Aaa
      B              AA               Aa3
      C               A                A3

                                  RISK FACTORS

IN ADDITION TO THE RISK FACTORS DISCUSSED IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING ADDITIONAL FACTORS IN CONNECTION WITH THE PURCHASE OF THE NOTES:

WE CANNOT PREDICT THE RATE AT WHICH THE NOTES     If you are repaid principal on
WILL AMORTIZE.                                    the notes earlier than you
                                                  expect, you may not be able to
                                                  reinvest the principal repaid
                                                  to you at a rate of return
                                                  that is at least equal to the
                                                  rate of return on your notes.
                                                  Your notes may amortize more
                                                  quickly than expected for a
                                                  variety of reasons.

                                                  First, obligors can prepay
                                                  their automobile loans. The
                                                  rate of prepayments may be
                                                  influenced by a variety of
                                                  factors, including changes in
                                                  economic and social
                                                  conditions. The fact that
                                                  consumer obligors generally
                                                  may not sell or transfer their
                                                  financed vehicles securing
                                                  automobile loans without
                                                  AmeriCredit's consent may also
                                                  influence the rate of
                                                  prepayments. In addition,
                                                  under certain circumstances,
                                                  the seller and AmeriCredit are
                                                  obligated to purchase
                                                  automobile loans as a result
                                                  of breaches of representations
                                                  and/or covenants. In any of
                                                  these cases, the pool of
                                                  automobile loans would
                                                  amortize more quickly than
                                                  expected and the notes would
                                                  also amortize more quickly as
                                                  a result.

                                                  Second, the notes contain an
                                                  overcollateralization feature
                                                  that results in accelerated
                                                  principal payments to
                                                  noteholders, and that results
                                                  in a faster amortization of
                                                  the notes than of the
                                                  automobile loan pool.

                                                  Finally, AmeriCredit has the
                                                  right to purchase the
                                                  automobile loans remaining in
                                                  the automobile loan pool when
                                                  the automobile loan pool
                                                  balance is 10% or less of the
                                                  original automobile loan pool
                                                  balance.

YOU MAY SUFFER A LOSS IF THE FINAL                If a default occurs under the
MATURITY DATE OF THE NOTE IS ACCELERATED.         indenture and the maturity
                                                  dates of the outstanding notes
                                                  are accelerated, the indenture
                                                  trustee may sell the
                                                  automobile loans and prepay
                                                  those notes in advance of
                                                  their maturity dates. The
                                                  proceeds from such a sale of
                                                  the automobile loans may be
                                                  insufficient to pay the
                                                  aggregate principal amount of
                                                  the outstanding notes and
                                                  accrued interest on those
                                                  notes in full. If this occurs,
                                                  you may suffer a loss due to
                                                  such an acceleration.

GEOGRAPHIC CONCENTRATIONS OF AUTOMOBILE LOANS     Adverse economic conditions or
MAY INCREASE CONCENTRATION RISKS                  other factors affecting any
                                                  state or region could increase
                                                  the delinquency and loan loss
                                                  experience of the automobile
                                                  loans. As of October 4, 2000
                                                  obligors with respect to
                                                  approximately 13.01%, 11.51%,
                                                  8.44% and 5.35% of the
                                                  automobile loans based on the
                                                  automobile loans' remaining
                                                  principal balance were located
                                                  in Texas, California, Florida
                                                  and Pennsylvania,
                                                  respectively.

                                                  No other state accounts for
                                                  more than 5% of the automobile
                                                  loans as of October 4, 2000.

THE NOTES ARE ASSET-BACKED DEBT AND THE ISSUER    Payments due on the notes are
HAS ONLY LIMITED ASSETS.                          not guaranteed by the
                                                  servicer, the seller, the
                                                  trustee or any insurer. The
                                                  only source of funds for
                                                  payments on the notes will be
                                                  the assets of the issuer, so
                                                  you may suffer a loss on the
                                                  notes if the assets of the
                                                  issuer are insufficient to pay
                                                  amounts due on the notes. The
                                                  issuer will not have any
                                                  significant assets other than
                                                  the automobile loans, the cash
                                                  in the collection account and
                                                  the cash held in the reserve
                                                  account. Additionally, amounts
                                                  in the reserve account are
                                                  limited, and if they are
                                                  exhausted it will be necessary
                                                  for you to rely exclusively on
                                                  current payments on the
                                                  automobile loans for payment
                                                  on the notes.

THERE MAY BE A CONFLICT OF INTEREST AMONG         As described elsewhere in this
CLASSES OF NOTES                                  prospectus supplement, the
                                                  holders of the most senior
                                                  class of notes then
                                                  outstanding will make certain
                                                  decisions with regard to
                                                  treatment of defaults by the
                                                  servicer, acceleration of
                                                  payments on the notes in the
                                                  event of a default under the
                                                  indenture and certain other
                                                  matters. Because the holders
                                                  of different classes of notes
                                                  may have varying interests
                                                  when it comes to these
                                                  matters, you may find that
                                                  courses of action determined
                                                  by other noteholders do not
                                                  reflect your interests but
                                                  that you are nonetheless bound
                                                  by the decisions of these
                                                  other noteholders.

BECAUSE THE CLASS B AND THE CLASS C NOTES         Certain notes are
ARE SUBORDINATED TO THE CLASS A NOTES,            subordinated, which means that
PAYMENTS ON HEM ARE MORE SENSITIVE TO             principal and interest paid on
LOSSES ON THE RECEIVABLES                         those classes as part of
                                                  monthly distributions T or, in
                                                  the event of a default, upon
                                                  acceleration, will be made
                                                  only once payments have been
                                                  made in full to all classes of
                                                  notes senior to those classes.
                                                  The Class A Notes have the
                                                  highest priority of payment,
                                                  followed in descending order
                                                  of priority of payment by the
                                                  Class B Notes, the Class C
                                                  Notes, the Class D Notes and,
                                                  except in certain
                                                  circumstances where they are
                                                  paid principal before classes
                                                  senior to them, the Class E
                                                  Notes. Therefore, if there are
                                                  insufficient amounts available
                                                  to pay all classes of notes
                                                  the amounts they are owed on
                                                  any distribution date or
                                                  following acceleration, delays
                                                  in payment or losses will be
                                                  suffered by the most junior
                                                  outstanding class or classes
                                                  even as payment is made in
                                                  full to more senior classes.

PRINCIPAL MAY BE PAID ON CERTAIN CLASSES OF       If on any distribution date
NOTES BEFORE INTEREST IS PAID ON OTHER CLASSES.   the outstanding principal
                                                  amount of the notes exceeds
                                                  the principal balance of the
                                                  pool of automobile loans, a
                                                  payment of principal will be
                                                  made to the holders of the
                                                  most senior outstanding class
                                                  or classes of notes to
                                                  eliminate that
                                                  undercollateralization. This
                                                  principal payment will be made
                                                  before interest payments are
                                                  made on certain subordinated
                                                  classes of notes on that
                                                  distribution date. As a
                                                  result, there may not be
                                                  enough cash available to pay
                                                  the interest on certain
                                                  subordinated classes of notes
                                                  on that distribution date.

                                 USE OF PROCEEDS

          The issuer will use the proceeds from issuing the notes to:

     - pay the seller, who will, in turn, pay AmeriCredit, the purchase price for the automobile loans; and

     -    fund an initial deposit to the reserve account.

         The seller or its affiliates may use the net proceeds to pay their debt, including "warehouse" debt and related expenses secured by the automobile loans prior to their sale to the issuer. This "warehouse" debt and related expenses may be owed to one or more of the underwriters or their affiliates, so a portion of the proceeds that is used to pay "warehouse" debt may be paid to the underwriters or their affiliates.


                                  THE SERVICER

         AmeriCredit Financial Services, Inc., is a wholly-owned, and the primary operating, subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. AmeriCredit was incorporated in Delaware on July 22, 1992. AmeriCredit's executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102; telephone
(817) 302-7000.

         AmeriCredit purchases automobile loans which are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. AmeriCredit may also originate automobile loans directly to consumers. All automobile loans purchased or originated by AmeriCredit are serviced by AmeriCredit. AmeriCredit will sell and assign the automobile loans to the seller.

         AmeriCredit will service the automobile loans and will be compensated for acting as the servicer. In its capacity as servicer, AmeriCredit will hold the automobile loans, as a custodian. Prior to taking possession of the automobile loans in its custodial capacity, AmeriCredit will stamp the automobile loans to reflect their sale and assignment to the issuer.

         The servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuer or the grant of a security interest in the vehicles to the trustee by the issuer. Because the certificates of title are not amended, the issuer may not have a perfected security interest in financed vehicles originated in some states, including California, Texas, Florida and Pennsylvania. See "Certain Legal Aspects of the Automobile Loans" in the Prospectus.

                                   THE SELLER

         AFS SenSub Corp., AmeriCredit's wholly-owned subsidiary, is a Nevada corporation, incorporated in October, 2000. The seller's address is 639 Isbell Road, Suite 390, Reno, Nevada 89509; telephone (775) 823-3080.

         The seller was organized for the limited purpose of purchasing automobile loans from AmeriCredit and transferring the loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that the bankruptcy of AmeriCredit will not result in the consolidation of the seller's assets and liabilities with those of AmeriCredit. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if AmeriCredit was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller's assets and liabilities with those of AmeriCredit. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of AmeriCredit.

         Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller's assets with those of AmeriCredit, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.


                                   THE ISSUER

         The issuer is a Delaware business trust formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

     - acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

     - issuing the notes and the certificate which represents the residual interest in the trust;

     -    making payments on the notes; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

         The issuer will use the proceeds from the initial sale of the notes to purchase the automobile loans from the seller and to fund an initial deposit to the reserve account.

         The issuer's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware) at the address listed below.


                                THE OWNER TRUSTEE

         Bankers Trust (Delaware) is the owner trustee. It is a Delaware banking corporation. Its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805.

         The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.


                              THE INDENTURE TRUSTEE

         The Chase Manhattan Bank, a New York banking corporation, is the indenture trustee. Its address is 450 West 33rd Street, New York, New York 10001.


                               THE TRUST PROPERTY

         The trust property will include, among other things, the following:

     - automobile loans secured by new and used automobiles, light duty trucks and vans;

     -    monies received for the automobile loans on or after the cutoff date;

     - amounts that may be held in the lockbox accounts, the collection account and the reserve account;

     - an assignment of the security interests of the servicer in the financed vehicles;

     - an assignment of the rights of the seller against dealers under agreements between the servicer and dealers;

     - an assignment of the rights of the seller against third-party lenders under agreements between the servicer and third-party lenders;

     - an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

     -    the automobile loan files; and

     -    other rights under the trust documents.

         The trust property also will include an assignment of the seller's rights against the servicer for breaches of representations and warranties under a purchase agreement.

         The automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the notes and will then be purchased by the issuer from the seller on the date of issuance of the notes.

         The automobile loans were originated by AmeriCredit or by dealers and third-party lenders according to AmeriCredit's credit policies for assignment to AmeriCredit. The automobile loans originated by dealers and third-party lenders have been assigned to AmeriCredit and evidence the indirect financing made to the obligor. AmeriCredit's agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

         Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee's benefit on the noteholders' behalf. Any proceeds of the trust property will be distributed according to the indenture.


                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

         Through its branch offices and marketing representatives, AmeriCredit provides funding which allows franchised and independent automobile dealers to finance their customers' purchases of new and used automobiles, light duty trucks and vans. AmeriCredit also originates direct loans to consumers for the purchase of automobiles, light duty trucks and vans, and purchases loans from other third-party lenders in connection with the sales of automobiles, light duty trucks and vans. The dealers and third-party lenders originate automobile loans which conform to AmeriCredit's credit policies, and AmeriCredit then purchases the automobile loans, generally without recourse to the dealers and third-party lenders. AmeriCredit also services the automobile loans that it originates and purchases.

         AmeriCredit's indirect lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower either may have had previous financial difficulties, and is now attempting to re-establish credit, or may not have established a credit history. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges higher interest rates than most traditional automobile financing sources. The servicer also generally sustains a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources since it provides financing in this relatively high risk market.

         AmeriCredit has established relationships with a variety of dealers located in areas where it has branch offices or marketing representatives, and with selected third-party lenders. Loans are purchased only from dealers and third-party lenders with whom AmeriCredit has entered into appropriate purchase agreements. While AmeriCredit occasionally finances purchases of new automobiles, a substantial majority of AmeriCredit's automobile loans are for used automobiles.

          Of the loans AmeriCredit purchased during the year ended June 30, 2000:

          - manufacturer-franchised dealers with used automobile operations originated approximately 96% of the automobile loans; and

          - independent dealers specializing in used automobile sales originated approximately 4% of the automobile loans.

         The servicer purchased loans from 14,076 dealers during the year ended June 30, 2000.

         Direct lending to consumers and the acquisition of loans generated by third-party lenders is a recent expansion of AmeriCredit's business. No loans were generated under these new programs in the year ended June 30, 2000, and only a small number of loans are expected to be generated under these programs in the current year.

         Automobile loans are generally purchased by AmeriCredit without recourse to the dealers and third-party lenders so the dealer or third-party lender usually has no liability to AmeriCredit if the obligor defaults on the automobile loan. To mitigate credit risk of the obligors, AmeriCredit typically charges an acquisition fee when it purchases the loans from dealers. Additionally, dealers and third-party lenders typically make representations to AmeriCredit as to the automobile loan's validity and compliance with relevant laws, and agree to indemnify AmeriCredit against any claims, defenses and set-offs that an obligor may assert against AmeriCredit because of a loan's assignment.

         As of June 30, 2000, AmeriCredit operated 196 branch offices in 41 states and Canada. These branch offices solicit dealers for loans and maintain AmeriCredit's relationship with the dealers in the branch office's geographic vicinity.

         AmeriCredit also has marketing representatives covering markets where AmeriCredit does not have a branch. The servicer does business in a total of 48 states.

         See "AmeriCredit's Automobile Financing Program" in the prospectus for a description of the servicer's contract acquisition, servicing and collection practices.


                              THE AUTOMOBILE LOANS

GENERAL

         AmeriCredit purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated or will originate loans directly to consumers. The automobile loans were made to obligors with less than perfect credit due to factors including:

         -    the manner in which they have handled previous credit;

         -    the limited extent of their prior credit history; and/or

         -    their limited financial resources.

ELIGIBILITY CRITERIA

         The automobile loans were or will be selected according to several criteria, including those specified under "AmeriCredit's Automobile Financing Program -- Automobile Loan Acquisition" in the accompanying prospectus. In addition, as of the cutoff date the automobile loans were selected from AmeriCredit's portfolio of automobile loans based on the following criteria:

          (a) each automobile loan had a remaining maturity of not more than 72 months;

          (b) each automobile loan had an original maturity of not more than 72 months;

          (c) each automobile loan had a remaining Principal Balance (as defined in the Glossary) of at least $250 and not more than $60,000;

          (d) each automobile loan has an annual percentage rate of at least 8% and not more than 30%;

          (e)  no automobile loan was more than 30 days past due; and

          (f) neither AmeriCredit, any dealer, any third-party lender nor anyone acting in their behalf advanced funds to cause any automobile loan to qualify under clause (e) above.

COMPOSITION

         The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date, which is October 4, 2000.

         - As of the statistical calculation date, the automobile loans in the statistical pool had an aggregate Principal Balance of $500,009,241.37.

         - As of the cutoff date, automobile loans in the final pool are expected to have an aggregate Principal Balance of approximately $500,000,000.

         The statistical distribution of the characteristics of the automobile loan pool as of the cutoff date, which is November 2, 2000, will vary somewhat from the statistical distribution of those characteristics in the statistical pool as of October 4, 2000, although that variance will not be material.

         The statistical automobile loan pool's composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

           COMPOSITION OF THE AUTOMOBILE LOANS IN THE STATISTICAL POOL
                     AS OF THE STATISTICAL CALCULATION DATE


                                                    NEW                          USED                        TOTAL
                                                    ---                          ----                        -----

Aggregate Principal Balance(1)                        $160,738,486.21              $339,270,755.16             $500,009,241.37

Number of Automobile Loans                                      9,081                       23,870                      32,951

Percent of Aggregate Principal Balance                         32.15%                       67.85%                     100.00%

Average Principal Balance                                  $17,700.53                   $14,213.27                  $15,174.33
    RANGE OF PRINCIPAL BALANCES               ($601.72 TO $51,513.85)      ($275.31 TO $50,858.55)     ($275.31 TO $51,513.85)

Weighted Average APR(1)                                        17.98%                       19.74%                      19.17%
    RANGE OF APRS                                  (11.90% TO 29.99%)            (9.95% TO 30.00%)           (9.95% TO 30.00%)

Weighted Average Remaining Term                                   64                           60                          61
    RANGE OF REMAINING TERMS                        (13 TO 72 MONTHS)            (10 TO 72 MONTHS)           (10 TO 72 MONTHS)

Weighted Average Original Term                                    65                           61                          62
    RANGE OF ORIGINAL TERMS                         (24 TO 72 MONTHS)            (18 TO 72 MONTHS)           (18 TO 72 MONTHS)

----------
(1) Aggregate principal balance includes some portion of accrued interest. As a result, the weighted average APR of the automobile loans may not be equivalent to the automobile loans' aggregate yield on the aggregate principal balance.

       DISTRIBUTION OF THE AUTOMOBILE LOANS IN THE STATISTICAL POOL BY APR
                     AS OF THE STATISTICAL CALCULATION DATE


  DISTRIBUTION OF THE AUTOMOBILE
               LOANS
         BY APR AS OF THE             AGGREGATE PRINCIPAL        % OF AGGREGATE        NUMBER OF AUTOMOBILE   % OF TOTAL NUMBER OF
   STATISTICAL CALCULATION DATE            BALANCE(1)         PRINCIPAL BALANCE(2)            LOANS            AUTOMOBILE LOANS(2)
   ----------------------------            ----------         --------------------            -----            -------------------
 9.000% -  9.999%                             $  102,379.79               0.02%                    5                0.02%
10.000% - 10.999%                                 14,659.61               0.00                     1                0.00
11.000% - 11.999%                                131,440.98               0.03                     6                0.02
12.000% - 12.999%                              9,281,442.52               1.86                   544                1.65
13.000% - 13.999%                              5,604,525.77               1.12                   295                0.90
14.000% - 14.999%                             16,580,686.99               3.32                   873                2.65
15.000% - 15.999%                             20,300,666.87               4.06                 1,063                3.23
16.000% - 16.999%                             53,293,872.60              10.66                 2,959                8.98
17.000% - 17.999%                            108,112,022.54              21.62                 6,542               19.85
18.000% - 18.999%                             56,236,166.68              11.25                 3,602               10.93
19.000% - 19.999%                             44,702,676.12               8.94                 2,876                8.73
20.000% - 20.999%                             58,866,881.01              11.77                 4,245               12.88
21.000% - 21.999%                             51,596,988.95              10.32                 3,712               11.27
22.000% - 22.999%                             28,861,103.75               5.77                 2,192                6.65
23.000% - 23.999%                             30,957,608.60               6.19                 2,565                7.78
24.000% - 24.999%                             12,443,824.93               2.49                 1,177                3.57
25.000% - 25.999%                              2,018,535.47               0.40                   202                0.61
26.000% - 26.999%                                469,213.39               0.09                    47                0.14
27.000% - 27.999%                                268,298.64               0.05                    25                0.08
28.000% - 28.999%                                 53,820.49               0.01                     7                0.02
29.000% - 29.999%                                106,560.46               0.02                    12                0.04
30.000%                                            5,865.21               0.00                     1                0.00
                                            ---------------             ------                ------              ------

TOTAL:                                      $500,009,241.37             100.00%               32,951              100.00%
                                            ===============             ======                ======              ======

(1) Aggregate principal balances include some portion of accrued interest. (2) Percentages may not add to 100% because of rounding.

   DISTRIBUTION OF THE AUTOMOBILE LOANS IN THE STATISTICAL POOL BY GEOGRAPHIC
           LOCATION OF OBLIGOR AS OF THE STATISTICAL CALCULATION DATE


                               AGGREGATE PRINCIPAL          % OF AGGREGATE       NUMBER OF AUTOMOBILE       % OF TOTAL NUMBER OF
          STATE                    BALANCE(1)            PRINCIPAL BALANCE(2)            LOANS              AUTOMOBILE LOANS(2)
          -----                    ----------            --------------------            -----              -------------------
Alabama                                 $ 8,713,556.25               1.74%                          567                   1.72%
Arizona                                  17,908,098.47               3.58                         1,188                   3.61
California                               57,554,047.23              11.51                         3,545                  10.76
Colorado                                  6,714,782.66               1.34                           439                   1.33
Connecticut                               5,676,755.73               1.14                           377                   1.14
Delaware                                  2,051,162.97               0.41                           136                   0.41
Florida                                  42,198,021.96               8.44                         2,789                   8.46
Georgia                                  17,823,087.65               3.56                         1,104                   3.35
Illinois                                 19,169,970.71               3.83                         1,267                   3.85
Indiana                                   9,922,270.97               1.98                           683                   2.07
Iowa                                      2,727,377.44               0.55                           188                   0.57
Kansas                                    3,509,617.82               0.70                           233                   0.71
Kentucky                                  6,554,442.41               1.31                           467                   1.42
Louisiana                                 9,737,661.40               1.95                           628                   1.91
Maryland                                  8,766,503.45               1.75                           569                   1.73
Massachusetts                             7,101,893.91               1.42                           531                   1.61
Michigan                                 16,134,790.76               3.23                         1,051                   3.19
Minnesota                                 7,666,241.56               1.53                           509                   1.54
Mississippi                               3,771,481.22               0.75                           250                   0.76
Missouri                                  6,584,781.26               1.32                           433                   1.31
Nevada                                    6,738,763.38               1.35                           453                   1.37
New Hampshire                             2,319,812.82               0.46                           175                   0.53
New Jersey                               13,999,386.12               2.80                           944                   2.86
New Mexico                                2,998,465.66               0.60                           205                   0.62
New York                                 21,813,986.00               4.36                         1,515                   4.60
North Carolina                           14,731,759.13               2.95                           963                   2.92
Ohio                                     21,573,616.01               4.31                         1,503                   4.56
Oklahoma                                  4,272,257.47               0.85                           295                   0.90
Pennsylvania                             26,736,917.94               5.35                         1,871                   5.68
South Carolina                            5,340,513.52               1.07                           343                   1.04
Tennessee                                 8,584,614.97               1.72                           576                   1.75
Texas                                    65,035,216.56              13.01                         4,005                  12.15
Utah                                      2,344,493.18               0.47                           160                   0.49
Virginia                                 13,028,606.27               2.61                           877                   2.66
Washington                                8,556,824.80               1.71                           576                   1.75
West Virginia                             3,904,823.65               0.78                           267                   0.81
Wisconsin                                 7,163,155.08               1.43                           504                   1.53
Other(3)                                 10,579,482.98               2.11                           765                   2.34
                                       ---------------             ------                        ------                 ------

TOTAL:                                 $500,009,241.37             100.00%                       32,951                 100.00%


(1)  Aggregate principal balances include some portion of accrued interest.
(2)  Percentages may not add to 100% because of rounding.
(3)  States with aggregate principal balances less than $2,000,000.

         The obligor under each of the automobile loans is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor's total payment amount equals the amount financed plus interest charges for the automobile loan's entire term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the amount of the automobile loan as of its origination date.

         Under a simple interest automobile loan, the amount of an obligor's fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan (which is typically the APR) multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining principal balance after the preceding loan payment. The remainder of the obligor's payment amount is allocated to reduce the principal amount financed.

         The issuer will account for all automobile loans, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, as if they amortized under the simple interest method. If an automobile loan's interest is computed using the precomputed interest method and that automobile loan is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the automobile loan plus accrued interest on that automobile loan will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Prepayments can be made on any of the auto loans at any time. If prepayments are received on the auto loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the auto loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an auto loan.

         The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that no borrower under an auto loan may sell or transfer that auto loan without the consent of AmeriCredit. AmeriCredit believes that the weighted average life of the auto loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on AmeriCredit's assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the auto loans will be borne solely by the noteholders.

         The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the auto loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

         Prepayments on auto loans can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of auto loans in a pool of loans. ABS also assumes that all of the auto loans in a pool are the same size, that all of those auto loans amortize at the same rate, and that for every month that any individual auto loan is outstanding, payments on that particular auto loan will either be made as scheduled or the auto loan will be prepaid in full. For example, in a pool of receivables originally containing 10,000 auto loans, if a 1% ABS were used, that would mean that 100 auto loans would prepay in full each month. The percentage of prepayments that is assumed for ABS is not an historical description of prepayment experience on pools of auto loans or a prediction of the anticipated rate of prepayment on either the pool of auto loans involved in this transaction or on any pool of auto loans. You should not assume that the actual rate of prepayments on the auto loans will be in any way related to the percentage of prepayments that we assume for ABS.

         The tables below which are captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" are based on ABS and were prepared using the following assumptions:

- the issuer includes four pools of auto loans with the characteristics set forth in the following table;

- all prepayments on the auto loans each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

- each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

- the initial principal amounts of each class of Publicly Offered Notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement, the initial principal amount of the Class D Notes is $25,000,000 and the initial principal amount of the Class E Notes is $26,750,000;

- interest accrues on the Class A-1 Notes at 6.757%, on the Class A-2 Notes at 6.700%, on the Class A-3 Notes at 6.740%, on the Class B Notes at 7.160%, on the Class C Notes at 7.440%, on the Class D Notes at 8.220% and on the Class E Notes at 10.680%;

-    payments on the notes are made on the fifth day of each month;

-    the notes are purchased on November 16, 2000;

- the scheduled monthly payment for each auto loan was calculated on the basis of the characteristics described in the following table and in such a way that each auto loan would amortize in a manner that will be sufficient to repay the principal balance of that auto loan by its indicated remaining term to maturity;

- the first due date for each auto loan is the last day of the month of the assumed cutoff date for that auto loan as set forth in the following table;

- AmeriCredit exercises its "clean-up call" option to purchase the auto loans at the earliest opportunity;

- accelerated principal will be paid on each class of the notes on each distribution date until the first distribution date on which the required over-collateralization is achieved; and

- the difference between the gross APR and the net APR is equal to the base servicing fee due to the servicer.


                                                    REMAINING TERM
                            AGGREGATE PRINCIPAL       TO MATURITY       SEASONING
              POOL                BALANCE             (IN MONTHS)      (IN MONTHS)        GROSS APR
                1         $    5,895,775.72               33                1              22.068%
                2         $  20,608,900.91                46                1              21.555%
                3         $338,843,101.97                 59                1              19.544%
                4         $134,652,221.40                 70                1              17.753%
                          ---------------
              Total       $500,000,000.00
                          ===============

         The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

         The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the auto loans will differ from the assumptions used to construct the tables. For example, it is very unlikely that the auto loan pool will prepay at a constant level of ABS throughout its life. Moreover, the auto loans have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

         The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the WEIGHTED AVERAGE LIFE of a class of notes is determined by:

- multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

-    adding the results, and

-    dividing the sum by the related initial principal amount of the note.

            PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS
                                   PERCENTAGES


                                                    CLASS A-1 NOTES                             CLASS A-2 NOTES
          DISTRIBUTION DATE              0.50%      1.00%      1.70%     2.50%      0.50%      1.00%     1.70%      2.50%
          -----------------              -----      -----      -----     -----      -----      -----     -----      -----
  Closing Date                                100       100        100       100        100        100       100         100
  05-Dec-00                                    84        81         77        71        100        100       100         100
  05-Jan-01                                    70        63         55        45        100        100       100         100
  05-Feb-01                                    55        46         33        18        100        100       100         100
  05-Mar-01                                    41        29         12         0        100        100       100          96
  05-Apr-01                                    26        11          0         0        100        100        96          85
  05-May-01                                    16         0          0         0        100        100        89          76
  05-Jun-01                                     7         0          0         0        100         94        82          68
  05-Jul-01                                     0         0          0         0         99         89        75          59
  05-Aug-01                                     0         0          0         0         95         84        68          50
  05-Sep-01                                     0         0          0         0         91         79        62          42
  05-Oct-01                                     0         0          0         0         87         74        55          33
  05-Nov-01                                     0         0          0         0         83         68        48          25
  05-Dec-01                                     0         0          0         0         78         63        42          17
  05-Jan-02                                     0         0          0         0         74         58        35           9
  05-Feb-02                                     0         0          0         0         70         53        29           1
  05-Mar-02                                     0         0          0         0         66         48        23           0
  05-Apr-02                                     0         0          0         0         61         43        17           0
  05-May-02                                     0         0          0         0         57         38        10           0
  05-Jun-02                                     0         0          0         0         53         33         4           0
  05-Jul-02                                     0         0          0         0         49         28         0           0
  05-Aug-02                                     0         0          0         0         44         23         0           0
  05-Sep-02                                     0         0          0         0         40         18         0           0
  05-Oct-02                                     0         0          0         0         36         13         0           0
  05-Nov-02                                     0         0          0         0         31          8         0           0
  05-Dec-02                                     0         0          0         0         27          3         0           0
  05-Jan-03                                     0         0          0         0         22          0         0           0
  05-Feb-03                                     0         0          0         0         18          0         0           0
  05-Mar-03                                     0         0          0         0         14          0         0           0
  05-Apr-03                                     0         0          0         0          9          0         0           0
  05-May-03                                     0         0          0         0          5          0         0           0
  05-Jun-03                                     0         0          0         0          0          0         0           0
  05-Jul-03                                     0         0          0         0          0          0         0           0
  05-Aug-03                                     0         0          0         0          0          0         0           0
  05-Sep-03                                     0         0          0         0          0          0         0           0
  05-Oct-03                                     0         0          0         0          0          0         0           0
  05-Nov-03                                     0         0          0         0          0          0         0           0
  05-Dec-03                                     0         0          0         0          0          0         0           0
  05-Jan-04                                     0         0          0         0          0          0         0           0
  05-Feb-04                                     0         0          0         0          0          0         0           0
  05-Mar-04                                     0         0          0         0          0          0         0           0
  05-Apr-04                                     0         0          0         0          0          0         0           0
  05-May-04                                     0         0          0         0          0          0         0           0
  05-Jun-04                                     0         0          0         0          0          0         0           0
  05-Jul-04                                     0         0          0         0          0          0         0           0
  05-Aug-04                                     0         0          0         0          0          0         0           0
  05-Sep-04                                     0         0          0         0          0          0         0           0
  05-Oct-04                                     0         0          0         0          0          0         0           0
  05-Nov-04                                     0         0          0         0          0          0         0           0
  05-Dec-04                                     0         0          0         0          0          0         0           0
  05-Jan-05                                     0         0          0         0          0          0         0           0
  05-Feb-05                                     0         0          0         0          0          0         0           0
  05-Mar-05                                     0         0          0         0          0          0         0           0
  05-Apr-05                                     0         0          0         0          0          0         0           0
  05-May-05                                     0         0          0         0          0          0         0           0
  05-Jun-05                                     0         0          0         0          0          0         0           0
  05-Jul-05                                     0         0          0         0          0          0         0           0

  Weighted Average Life (in years)           0.30      0.24       0.20      0.16       1.64       1.32      1.00        0.77

            PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS
                                   PERCENTAGES


                                                CLASS A-3 NOTES                             CLASS B NOTES
         DISTRIBUTION DATE             0.50%      1.00%     1.70%      2.50%   0.50%      1.00%      1.70%      2.50%
         -----------------             -----      -----     -----      -----   -----      -----      -----      -----
  Closing Date                           100        100       100        100       100        100        100        100
  05-Dec-00                              100        100       100        100       100        100        100        100
  05-Jan-01                              100        100       100        100       100        100        100        100
  05-Feb-01                              100        100       100        100       100        100        100        100
  05-Mar-01                              100        100       100        100       100        100        100        100
  05-Apr-01                              100        100       100        100       100        100        100        100
  05-May-01                              100        100       100        100       100        100        100        100
  05-Jun-01                              100        100       100        100       100        100        100        100
  05-Jul-01                              100        100       100        100       100        100        100        100
  05-Aug-01                              100        100       100        100       100        100        100        100
  05-Sep-01                              100        100       100        100       100        100        100        100
  05-Oct-01                              100        100       100        100       100        100        100        100
  05-Nov-01                              100        100       100        100       100        100        100        100
  05-Dec-01                              100        100       100        100       100        100        100        100
  05-Jan-02                              100        100       100        100       100        100        100        100
  05-Feb-02                              100        100       100        100       100        100        100        100
  05-Mar-02                              100        100       100         91       100        100        100        100
  05-Apr-02                              100        100       100         79       100        100        100        100
  05-May-02                              100        100       100         69       100        100        100        100
  05-Jun-02                              100        100       100         58       100        100        100        100
  05-Jul-02                              100        100        98         48       100        100        100        100
  05-Aug-02                              100        100        89         38       100        100        100        100
  05-Sep-02                              100        100        81         28       100        100        100        100
  05-Oct-02                              100        100        72         18       100        100        100        100
  05-Nov-02                              100        100        64          9       100        100        100        100
  05-Dec-02                              100        100        56          0       100        100        100         99
  05-Jan-03                              100         98        48          0       100        100        100         75
  05-Feb-03                              100         91        40          0       100        100        100         52
  05-Mar-03                              100         84        33          0       100        100        100         30
  05-Apr-03                              100         77        25          0       100        100        100          9
  05-May-03                              100         70        18          0       100        100        100          0
  05-Jun-03                              100         63        11          0       100        100        100          0
  05-Jul-03                               94         57         4          0       100        100        100          0
  05-Aug-03                               87         50         0          0       100        100         93          0
  05-Sep-03                               81         44         0          0       100        100         76          0
  05-Oct-03                               74         37         0          0       100        100         59          0
  05-Nov-03                               68         31         0          0       100        100         43          0
  05-Dec-03                               61         25         0          0       100        100         27          0
  05-Jan-04                               55         18         0          0       100        100         12          0
  05-Feb-04                               48         12         0          0       100        100          0          0
  05-Mar-04                               42          6         0          0       100        100          0          0
  05-Apr-04                               35          0         0          0       100        100          0          0
  05-May-04                               29          0         0          0       100         85          0          0
  05-Jun-04                               22          0         0          0       100         70          0          0
  05-Jul-04                               15          0         0          0       100         55          0          0
  05-Aug-04                                9          0         0          0       100         40          0          0
  05-Sep-04                                2          0         0          0       100         25          0          0
  05-Oct-04                                0          0         0          0        89         11          0          0
  05-Nov-04                                0          0         0          0        72          0          0          0
  05-Dec-04                                0          0         0          0        55          0          0          0
  05-Jan-05                                0          0         0          0        39          0          0          0
  05-Feb-05                                0          0         0          0        22          0          0          0
  05-Mar-05                                0          0         0          0         5          0          0          0
  05-Apr-05                                0          0         0          0         0          0          0          0
  05-May-05                                0          0         0          0         0          0          0          0
  05-Jun-05                                0          0         0          0         0          0          0          0
  05-Jul-05                                0          0         0          0         0          0          0          0

  Weighted Average Life (in years)      3.24       2.77      2.17       1.67      4.12       3.71       2.98       2.27

            PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS
                                   PERCENTAGES


                                                 CLASS C NOTES
         DISTRIBUTION DATE             0.50%      1.00%     1.70%      2.50%
         -----------------             -----      -----     -----      -----
  Closing Date                           100        100       100        100
  05-Dec-00                              100        100       100        100
  05-Jan-01                              100        100       100        100
  05-Feb-01                              100        100       100        100
  05-Mar-01                              100        100       100        100
  05-Apr-01                              100        100       100        100
  05-May-01                              100        100       100        100
  05-Jun-01                              100        100       100        100
  05-Jul-01                              100        100       100        100
  05-Aug-01                              100        100       100        100
  05-Sep-01                              100        100       100        100
  05-Oct-01                              100        100       100        100
  05-Nov-01                              100        100       100        100
  05-Dec-01                              100        100       100        100
  05-Jan-02                              100        100       100        100
  05-Feb-02                              100        100       100        100
  05-Mar-02                              100        100       100        100
  05-Apr-02                              100        100       100        100
  05-May-02                              100        100       100        100
  05-Jun-02                              100        100       100        100
  05-Jul-02                              100        100       100        100
  05-Aug-02                              100        100       100        100
  05-Sep-02                              100        100       100        100
  05-Oct-02                              100        100       100        100
  05-Nov-02                              100        100       100        100
  05-Dec-02                              100        100       100        100
  05-Jan-03                              100        100       100        100
  05-Feb-03                              100        100       100        100
  05-Mar-03                              100        100       100        100
  05-Apr-03                              100        100       100        100
  05-May-03                              100        100       100         78
  05-Jun-03                              100        100       100         43
  05-Jul-03                              100        100       100          9
  05-Aug-03                              100        100       100          0
  05-Sep-03                              100        100       100          0
  05-Oct-03                              100        100       100          0
  05-Nov-03                              100        100       100          0
  05-Dec-03                              100        100       100          0
  05-Jan-04                              100        100       100          0
  05-Feb-04                              100        100        95          0
  05-Mar-04                              100        100        70          0
  05-Apr-04                              100        100        46          0
  05-May-04                              100        100        22          0
  05-Jun-04                              100        100         0          0
  05-Jul-04                              100        100         0          0
  05-Aug-04                              100        100         0          0
  05-Sep-04                              100        100         0          0
  05-Oct-04                              100        100         0          0
  05-Nov-04                              100         96         0          0
  05-Dec-04                              100         72         0          0
  05-Jan-05                              100         49         0          0
  05-Feb-05                              100         26         0          0
  05-Mar-05                              100          3         0          0
  05-Apr-05                               78          0         0          0
  05-May-05                               48          0         0          0
  05-Jun-05                               17          0         0          0
  05-Jul-05                                0          0         0          0

  Weighted Average Life (in years)      4.51       4.17      3.41       2.58

DELINQUENCY AND LOAN LOSS INFORMATION

         The following tables provide information relating to AmeriCredit's delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. This information includes the experience with respect to all automobile loans in AmeriCredit's portfolio of automobile loans serviced during each listed period, including automobile loans which do not meet the criteria for selection as an automobile loan. All dollar amounts provided in the following tables are in thousands of dollars.


                             DELINQUENCY EXPERIENCE

Financed vehicles which have been repossessed but not yet liquidated and bankrupt accounts which have not yet been charged off are both included as delinquent accounts in the table below.


                                                                         AT JUNE 30,
                                           2000                            1999                            1998
                                 NUMBER OF                      NUMBER OF                       NUMBER OF
                                 CONTRACTS       AMOUNT         CONTRACTS        AMOUNT         CONTRACTS         AMOUNT
                                 ---------       ------         ---------        ------         ---------         ------
Portfolio at end of period(1)         568,099      $6,649,981        366,262      $4,105,468         213,549        $2,302,516
Period of Delinquency(2)
   31-60 days(3)                       39,793       $ 445,797         25,423       $ 277,592          12,259         $ 126,012
   61-90 days                           9,944         110,521          5,230          53,487           2,545            25,847
   91 days or more                      3,878          40,103          2,007          20,026           3,891            33,328
Total Delinquencies                    53,615       $ 596,421         32,660       $ 351,105          18,695         $ 185,187
Repossessed Assets                      3,723          42,764          3,207          37,773           1,732            18,818
Total Delinquencies and
   Repossessed Assets                  57,338         639,185         35,867         388,878          20,427           204,005
Total Delinquencies as a
   Percentage of the
   Portfolio                      9.4%            9.0%           8.9%             8.6%           8.8%             8.1%
Total Repossessed Assets as a
   Percentage of the Portfolio    0.7%            0.6%           0.9%             0.9%           0.8%             0.8%
Total Delinquencies and
   Repossessed Assets as a
   Percentage of the
   Portfolio                     10.1%            9.6%           9.8%             9.5%           9.6%             8.9%

----------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) AmeriCredit considers a loan delinquent when an Obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown do not include loans which are less than 31 days delinquent.

                              LOAN LOSS EXPERIENCE


                                                               FISCAL YEAR ENDED
                                                                   JUNE 30,
                                                   2000              1999              1998
                                                   ----              ----              ----
Period-End Principal Outstanding(1)               $6,649,981         $4,105,468       $2,302,516
Average Month-End Amount Outstanding During
   the Period(1)                                   5,334,580          3,129,463        1,649,416
Net Charge-Offs(2)                                   214,276            147,344           88,002
Net Charge-Offs as a Percentage of
   Period-End Principal Outstanding                     3.2%               3.6%             3.8%
Net Charge-Offs as a Percent of Average
   Month-End Amount Outstanding                         4.0%               4.7%             5.3%

-----------
(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.
(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from Obligors on deficiency balances.

                            DESCRIPTION OF THE NOTES

GENERAL

         The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

         The issuer will offer the Publicly Offered Notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the Publicly Offered Notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" in the prospectus and Annex I in this prospectus supplement.

DISTRIBUTION DATES

         The notes will pay interest and principal on the fifth day of each month, or, if the fifth day is not a business day, on the next following business day. However, no distribution date will be earlier than the third business day of the month. The first distribution date will be December 5, 2000. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

         A business day is a day other than a Saturday, Sunday or other day on which commercial banks located in the States of Texas, Delaware or New York are authorized or obligated to be closed.

         The final scheduled distribution dates are as follows:

         -    for the Class A-1 Notes, November 5, 2001;

         -    for the Class A-2 Notes, March 5, 2004;

         -    for the Class A-3 Notes, May 5, 2005;

         -    for the Class B Notes, September 5, 2005;

         -    for the Class C Notes, December 5, 2005;

         -    for the Class D Notes, April 5, 2006; and

         -    for the Class E Notes, August 6, 2007.

CREDIT ENHANCEMENT

         Credit enhancement reduces the risk to the holders of notes resulting from shortfalls in payments received from and losses incurred on the pool of automobile loans. The credit enhancement consists of the application of excess cashflow, overcollateralization, subordination and the reserve account.

         APPLICATION OF EXCESS CASHFLOW

         Generally, because more interest is paid by the obligors than is necessary to pay the interest earned on the notes, there is expected to be excess cashflow each month. To the extent that the collections in any month are greater than the amount necessary to pay trust expenses and principal and interest on the notes, the remaining amount will be available to make accelerated principal payments on the notes to create overcollateralization, to maintain the reserve account at its target amount and to make accelerated payments of principal on the Class E Notes rather than to the certificateholder.

         OVERCOLLATERALIZATION

         Overcollateralization will exist whenever the Pool Balance as of the last day of the calendar month immediately preceding a distribution date exceeds the principal balance of the notes as of that distribution date, after making all payments on that date. As of the closing date there will be 1.0% overcollateralization, but the sale and servicing agreement requires that the amount of overcollateralization be increased to, and then maintained at, a target amount.

         The target amount of overcollateralization on any distribution date will equal:

         (1)      7.0% of the Pool Balance;

         PLUS

         (2) the aggregate, cumulative amount of principal paid to the holders of the Class E Notes pursuant to clause 21 of "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS--FLOW OF FUNDs," below, on all prior distribution dates;

         MINUS

         (3) the amount required to be on deposit in the reserve account.

         The increase to, and maintenance of, the overcollateralization target will be accomplished by the application of monthly excess cashflow to the payment of the Noteholders' Accelerated Principal Amount (as defined in the Glossary) to reduce the principal balance of the most senior outstanding class or classes of notes until the target is reached. Because the excess cashflow represents interest collections on the automobile loans but is distributed as principal on the notes, its distribution will increase overcollateralization by paying down principal on the notes more quickly than it is collected on the automobile loans.

         Because the overcollateralization target is determined by reference to the Pool Balance, as the Pool Balance decreases over time, the amount of overcollateralization required will also decrease, or "step down." If the amount of overcollateralization steps down on a distribution date, less principal will be distributed on the notes than was collected on the automobile loans in the preceding calendar month. By amortizing the notes more slowly than the automobile loans, the overcollateralization would also decrease to the overcollateralization target. However, the amount of overcollateralization will not be allowed to step down on any distribution date if, as a result of the step down, the sum of the amount on deposit in the reserve account plus the amount of overcollateralization would be less than either $7,500,000, which is 1.5% of the initial pool balance, or the outstanding principal balance of all outstanding classes of notes, whichever is lesser.

         SUBORDINATION

         A class of notes that is lower in priority of payment provides credit enhancement to those classes of notes having higher priority of payment relative to that class. Consequently, to the extent that the trust assets do not generate enough cash to satisfy the trust's obligations, including the obligations to make payments to noteholders, losses will be absorbed as follows:

      -     first, by the certificateholder;

      -     second, by the holders of the Class E Notes;

      -     third, by the holders of the Class D Notes;

      -     fourth, by the holders of the Class C Notes;

      -     fifth, by the holders of the Class B Notes; and

      -     sixth, by the holders of the Class A Notes.

         RESERVE ACCOUNT

         On the closing date, a reserve account will be established in the name of the Trustee on behalf of the noteholders and an initial cash deposit of approximately $5,000,000, which is 1.0% of the initial pool balance, will be made to the reserve account. The reserve account will be in the name of and maintained by the indenture trustee for the benefit of the noteholders and will be part of the trust assets. On each distribution date, excess cashflow will be deposited to the reserve account to maintain the amount on deposit at $5,000,000.

         Amounts on deposit in the reserve account will be invested in certain eligible investments that mature not later than the business day prior to the following distribution date, or, if each of the rating agencies confirms that it would not affect the ratings assigned to the notes, that mature later than the business day prior to the following distribution date. Any net income from those investments will be deposited into the reserve account.

         On each distribution date, the amount on deposit in the reserve account will be withdrawn, to the extent necessary, to fund any deficiencies in the payments of trust expenses, interest payments on the notes, principal payments on the notes that are necessary to prevent the principal balance of the notes from exceeding the Pool Balance and principal payments on each class of notes that are necessary to pay them off on their final scheduled distribution date, which are due under clauses 1 through 17 of "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS--FLOw OF FUNDS " below.

         If the amount on deposit in the reserve account on any distribution date, after giving effect to any withdrawals on that distribution date, exceeds $5,000,000, excess amounts will be removed from the reserve account and treated as excess interest.

PAYMENTS OF INTEREST

         Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid -- or, in the case of the first distribution date, from and including the closing date -- but excluding the following distribution date. In the case of the first distribution date, the interest period shall be 19 days. The interest accruing during an interest period will accrue on each class' outstanding principal amount as of the end of the prior distribution date -- or, in the case of the first distribution date, as of the closing date.

         For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the

Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2, Class A-3, Class B, Class C, Class D and Class E Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         The servicer will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees' fees, the issuers' other administrative fees and the servicing fees. See "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds" in this prospectus supplement.

PAYMENTS OF PRINCIPAL

         On any distribution date, the amount of principal that is available to make distributions of principal to noteholders will equal the Principal Distributable Amount (as defined in the Glossary). Of that Principal Distributable Amount, the actual amount that will be distributed to the noteholders will equal:

         (1) 100% of the total principal amounts that are available for distribution to noteholders on that distribution date;

               PLUS

         (2) any principal amounts that should have been paid to the noteholders on a previous distribution date but which were not paid then and have not been paid by the related distribution date.

         On any distribution date, principal will be distributed to the most senior outstanding class of notes to maintain parity between the note principal balance and the Pool Balance. The principal payments made to cure this undercollateralization, if any then exists, will be made prior to the payment of interest on the more subordinated classes of notes on that distribution date. See "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS-- FLOw OF FUNDS" below.

         Until the specified overcollateralization target has been achieved, the Accelerated Principal Amount (as defined in the Glossary) will be paid on each distribution date to the most senior outstanding class or classes of notes as payments of principal. These amounts will be paid under clause 20 under "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS-- FLOW OF FUNDS" below.

         The classes of notes are "sequential pay" classes. On each distribution date, all amounts allocated to the payment of principal as described in clauses 4, 7, 10, 13, 16, 18 and 20 under "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST

DOCUMENTS-- FLOW OF FUNDS" below, will be aggregated and will be paid out in the following order:

         -        first, the Class A-1 Notes will be paid off;

         - once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

         - once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

         - once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off;

         - once the Class B Notes are paid off, the Class C Notes will begin to amortize, until they are paid off; o once the Class C Notes are paid off, the Class D Notes will begin to amortize until they are paid off; and

         - once the Class D Notes are paid off, the Class E Notes (if still outstanding) will begin to amortize until they are paid off.

         Also, once the reserve account is fully funded and the overcollateralization target has been reached, any remaining available funds will be used to amortize the Class E Notes until they are paid off. As a result of this feature, it is likely that the Class E Notes will be paid off earlier than certain other classes senior to them.

         In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

OPTIONAL REDEMPTION

         The Class D and E Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the initial Pool Balance, as described in the accompanying prospectus under "Description of the Trust Agreements -- Termination." This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal amount of the Class or Classes of Notes being redeemed, plus accrued and unpaid interest.

EVENTS OF DEFAULT

         Events of default under the indenture will consist of:

         - events of bankruptcy, insolvency, receivership or liquidation of the issuer;

         - the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

         - the failure to pay interest on any class of Notes when the same becomes due and payable, and such failure shall have continued for a period of five days;

         - the failure to pay the outstanding principal amount of any class of Notes on its final scheduled distribution date; and

         - any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee.

         Upon the occurrence of an event of default, the indenture trustee will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at the discretion of the Majority Noteholders (as defined in the Glossary). The Majority Noteholders also have the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS
                             AND THE TRUST DOCUMENTS

         The following summary describes material terms of the purchase agreements and the trust documents, including the sale and servicing agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements, the description of the general terms and provisions of the trust agreement, which was detailed in the prospectus and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

SALE AND ASSIGNMENT OF AUTOMOBILE LOANS

         On or prior to the closing date, AmeriCredit will enter into a purchase agreement with the seller under which AmeriCredit will sell and assign to the seller, without recourse, its entire interest in and to the automobile loans. Under that purchase agreement, AmeriCredit will also sell and assign, without recourse, its security interest in the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from, the automobile loans to the extent paid or payable after the cutoff date. Under the purchase agreement, AmeriCredit will agree that, upon the breach of any representation or warranty under the trust documents which triggers the seller's repurchase obligation, the owner trustee will be entitled to require AmeriCredit to repurchase the automobile loans from the issuer. The issuer's rights under the purchase agreement will constitute part of the issuer's property and may be enforced directly by the owner trustee. In addition, the owner trustee will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

         On the closing date, the seller will sell and assign to the issuer, without recourse, the seller's entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the purchase documents.

ACCOUNTS

         AmeriCredit will instruct each obligor to make payments on the automobile loans after the cutoff date directly to one or more post office boxes or other mailing locations maintained by the lockbox bank. The servicer will establish and maintain a lockbox account that is a segregated account, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments within one business day of receipt. The issuer will establish and maintain with the indenture trustee, in the indenture trustee's name, on the noteholders' behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within three business days of deposit. The collection account will be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts within 30 days to a bank whose deposits have the proper rating.

         The servicer will establish and maintain a distribution account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made, in the name of the trust collateral agent, for the indenture trustee's benefit, on the noteholder's behalf.

         As described in the prospectus, all accounts will be eligible deposit accounts.

SERVICING COMPENSATION AND TRUSTEES' FEES

         The servicer will receive a basic servicing fee on each distribution date, which equals the product of one-twelfth times 2.25% of the aggregate Principal Balance of the automobile loans as of the opening of business on the first day of the related calendar month. So long as AmeriCredit is the servicer, a portion of the servicing fee will be payable to the backup servicer for agreeing to stand by as successor servicer and for performing other functions. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

         The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner. These servicer functions will include:

         -    collecting and posting all payments;

         -    responding to obligor inquiries regarding the automobile loans;

         -    investigating delinquencies;

         -    reporting tax information to obligors;

         -    paying the disposition costs of defaulted accounts;

         -    monitoring the collateral;

         -    accounting for collections;

         - furnishing monthly and annual statements to the issuer with respect to distributions; and

         -    generating federal income tax information.

         The basic servicing fee also will reimburse the servicer for:

         -    taxes;

         -    accounting fees;

         -    outside auditor fees;

         -    data processing costs; and

         - other costs incurred with administering the automobile loans and for paying the backup servicing fees.

         On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and trust collateral agent during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

         The issuer will pay all these fees from the collection account.

CERTAIN ALLOCATIONS

         On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee and the owner trustee specifying, among other things,

         -    the amount of aggregate collections on the automobile loans; and

         - the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and AmeriCredit in the preceding calendar month.

         The determination date for any calendar month is the business day prior to the related distribution date.

FLOW OF FUNDS

         On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions from Available Funds (as defined in Glossary) in the following order of priority:

         1. To the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to AmeriCredit, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal and interest payments due on the automobile loans;

         2. to the indenture trustee, the owner trustee, the backup servicer and the trust collateral agent any accrued and unpaid fees then due to each of them (to the extent the servicer has not previously paid those fees) subject to a maximum annual limit;

         3. to the note distribution account, that portion of the Noteholders' Interest Distributable Amount payable on the Class A Notes for payment PARI PASSU to the holders of the Class A-1, Class A-2 and Class A-3 Notes;

         4. to the note distribution account, to make a payment of principal to the extent necessary to reduce the Class A Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         5. to the note distribution account, to make a payment of the remaining principal balance of any of the Class A Notes on their final scheduled distribution date;

         6. to the note distribution account, that portion of the Noteholders' Interest Distributable Amount payable on the Class B Notes;

         7. to the note distribution account, to make a payment of principal to the extent necessary to reduce the combined Class A and Class B Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         8. to the note distribution account, to make a payment of the remaining principal balance of the Class B Notes on their final scheduled distribution date;

         9. to the note distribution account, that portion of the Noteholders' Interest Distributable Amount payable on the Class C Notes;

         10. to the note distribution account, to make a payment of principal to the extent necessary to reduce the combined Class A, Class B and Class C Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         11. to the note distribution account, to make a payment of the remaining principal balance of the Class C Notes on their final scheduled distribution date;

         12. to the note distribution account, that portion of the Noteholders' Interest Distributable Amount payable on the Class D Notes;

         13. to the note distribution account, to make a payment of principal to the extent necessary to reduce the combined Class A, Class B, Class C and Class D Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         14. to the note distribution account, to make a payment of the remaining principal balance of the Class D Notes on their final scheduled distribution date;

         15. to the note distribution account, that portion of the Noteholders' Interest Distributable Amount payable on the Class E Notes;

         16. to the note distribution account, to make a payment of principal to the extent necessary to reduce the combined Class A, Class B, Class C, Class D and Class E Note principal balance to the Pool Balance, which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         17. to the note distribution account, to make a payment of the remaining principal balance of the Class E Notes on their final scheduled distribution date;

         18. to the note distribution account, to make a payment of the Noteholders' Principal Distributable Amount (as defined in the

                  Glossary), which amount will be paid out as described above under "Description of the Notes--Payments of Principal";

         19. to the reserve account, an amount necessary to increase the amount on deposit in the reserve account to its required level;

         20. to the note distribution account, to make a payment of the Accelerated Principal Amount, which amount will be paid out as described above under "Description of the Notes--Payments of Principal"; and

         21. to the note distribution account, to make a payment of principal to the holders of the Class E Notes, or, if the Class E Notes are no longer outstanding, to make a payment of all remaining amounts to the certificateholder.

         After considering all distributions made on the related distribution date, amounts on deposit in the reserve account that are in excess of $5,000,000 may be released and used as excess cashflow to make the payments described in clauses 20 and 21 without the noteholders' consent.

         If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

STATEMENTS TO NOTEHOLDERS

         On or prior to each distribution date, the indenture trustee will forward a statement to the noteholders detailing information required under the trust documents. These statements will be based on the information in the related servicer's certificate. Each statement that the indenture trustee delivers to the noteholders will include the following information regarding the notes on the related distribution date, as applicable:

         (a)      the amount of the distribution(s) allocable to interest;

         (b)      the amount of the distribution(s) allocable to principal;

         (c) each class of notes' aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

         (d) the related Noteholders' Interest Carryover Amount and the related Noteholders' Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement; and

         (e)      the servicing fee paid for the related calendar month.

         Each amount described in subclauses (a) through (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

         Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the Publicly Offered Notes and the nominee of DTC on the trust's behalf. See "Description of the Securities" in the prospectus.

         After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

         - a statement as to the aggregate amounts of interest and principal paid to the noteholder;

         - information regarding the amount of servicing compensation the servicer received; and

         - other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

SERVICER TERMINATION EVENT

         A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

         - the servicer's failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days;

         - the servicer's failure to deliver the servicer's certificate by the first business day prior to the distribution date;

         - the servicer's failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if AmeriCredit is the servicer, which failure continues unremedied for 60 days after the issuer, the trust collateral agent or the Majority Noteholder's give the servicer written notice of such failure;

         - events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as AmeriCredit is servicer, of any of its affiliates, and actions by the servicer, or, as long as AmeriCredit is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations; or

         - any servicer representation, warranty or statement is proved incorrect in any material respect, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured.

RIGHTS UPON SERVICER TERMINATION EVENT

         As long as a servicer termination event remains unremedied the trust collateral agent or the Majority Noteholders may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

         If AmeriCredit is the servicer that is terminated, then the backup servicer, or any other successor servicer, will succeed to all the responsibilities, duties, and liabilities of the servicer. If the terminated servicer is not AmeriCredit, the trust collateral agent will appoint a successor servicer.

         Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer's duties.

WAIVER OF PAST DEFAULTS

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Waiver of Past Defaults" in the prospectus, the Majority Noteholders may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders' rights with respect to subsequent defaults.

AMENDMENT

         Notwithstanding anything to the contrary described under "Description of the Trust Agreements -- Amendment" in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee -- which consent may not be unreasonably withheld -- but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any noteholder. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of the indenture trustee and the Majority Noteholders in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

         However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding.

         The seller and servicer must deliver to the owner trustee and the indenture trustee, upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement, an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the Publicly Offered Notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Publicly Offered Notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Publicly Offered Notes.

TAX CHARACTERIZATION OF THE ISSUER

         Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE PUBLICLY OFFERED NOTES

         TREATMENT OF THE PUBLICLY OFFERED NOTES AS INDEBTEDNESS

         The seller agrees, and the noteholders will agree by their purchase of Publicly Offered Notes, to treat the Publicly Offered Notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Publicly Offered Notes. In general, whether instruments such as the Publicly Offered Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

         The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

         On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Publicly Offered Notes will constitute indebtedness, and not an ownership interest in the automobile loans, nor an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity.

         If the Publicly Offered Notes are characterized as indebtedness, interest paid or accrued on a Publicly Offered Note will be treated as ordinary income to the noteholders and principal payments on a Publicly Offered Note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Publicly Offered Notes when earned, even if not paid, unless it is determined to be uncollectible. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the Publicly Offered Notes to the extent required by law.

         Although, as described above, it is the tax counsel's opinion that, for federal income tax purposes, the Publicly Offered Notes will constitute indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the Publicly Offered Notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the Publicly Offered Notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Publicly Offered Notes. See "TAXATION OF FOREIGN INVESTORS" below.

         ORIGINAL ISSUE DISCOUNT

         It is anticipated that the Publicly Offered Notes will not have any original issue discount, or "OID", other than possibly OID within a DE MINIMIS amount and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code (the "CODE") generally will not apply to the Publicly Offered Notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a Publicly Offered Note multiplied by its expected weighted average life.

         MARKET DISCOUNT

         A subsequent purchaser who buys a Publicly Offered Note for less than its principal amount may be subject to the MARKET DISCOUNT rules of sections 1276 through 1278 of the Code. If a subsequent purchaser of a Publicly Offered Note disposes of the note, including by some nontaxable dispositions such as a gift, any gain upon the sale or other disposition will be recognized as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the Publicly Offered Note. Similarly, if a subsequent purchaser receives a principal payment, the amount of that principal payment will be treated as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the Publicly Offered Note. The holder may instead elect to include market discount in income as it accrues on all debt instruments acquired in the year of acquisition of the Publicly Offered Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal amount of the note over the purchaser's basis in the note offered immediately after the purchaser acquired the Publicly Offered Note. In general, market discount on a Publicly Offered Note will be treated as accruing over the term of the note in the ratio of interest for the current period over the sum of the current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Publicly Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

         The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Publicly Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.

         However, market discount on a Publicly Offered Note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal amount of the note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Publicly Offered Notes and, when each distribution is received, capital gain equal to the discount allocated to the distribution will be recognized.

         MARKET PREMIUM

         A subsequent purchaser who buys a Publicly Offered Note for more than its principal amount generally will be considered to have purchased the note at a premium. The holder may amortize the premium, using a constant yield method, over the remaining term of the Publicly Offered Note and, except as future regulations may otherwise provide, may apply the amortized amounts to reduce the amount of interest reportable for the note over the period from the purchase date to the date of maturity of the note. The amortization of the premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods described above for accrual of market discount on such an obligation. A holder that elects to amortize premium must reduce his tax basis in the obligation by the amount of the aggregate deductions, or interest offsets, allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

         SALE OR REDEMPTION OF PUBLICLY OFFERED NOTES

          If a Publicly Offered Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note. The adjusted basis generally will equal the cost of the Publicly Offered Note to the seller, increased by any OID included in the seller's gross income in respect of the note, and by any market discount which the taxpayer elected to include in income or was required to include in income, and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest for a Publicly Offered Note, either on the date on which the payment is scheduled to be made or as a prepayment, will recognize gain equal to any excess of the amount of the payment over its adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the Publicly Offered Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, this gain or loss realized by an investor who holds a Publicly Offered Note as a CAPITAL ASSET within the meaning of
Section 1221 of the Code should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

         TAXATION OF FOREIGN INVESTORS

         Interest payments including OID, if any, on the Publicly Offered Notes made to a FOREIGN PERSON, which is a nonresident alien individual, foreign corporation or other non-United States persons generally will be PORTFOLIO INTEREST. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the issuer or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the Publicly Offered Note identified on the statement is a foreign person.

         BACKUP WITHHOLDING AND INFORMATION REPORTING

         Distributions of interest and principal as well as distributions of proceeds from the sale of the Publicly Offered Notes may be subject to the BACKUP WITHHOLDING TAX under Section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor their taxpayer identification numbers and other required information, or otherwise fail to establish an exemption from tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The IRS has issued withholding regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the withholding regulations immediately. Prospective investors are urged to consult their own tax advisors regarding the withholding regulations.


                       STATE AND LOCAL TAX CONSIDERATIONS

         Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Publicly Offered Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the Publicly Offered Notes.

                              ERISA CONSIDERATIONS

         The Publicly Offered Notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the Publicly Offered Notes, including the reasonable expectation of purchasers of Publicly Offered Notes that the Publicly Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Publicly Offered Notes for ERISA purposes could change if the issuer incurred losses. As described in the prospectus, the acquisition or holding of the Publicly Offered Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or
Section 4975 of the Internal Revenue Code to acquire the Publicly Offered Notes will be deemed to have represented that the acquisition and continued holding of the Publicly Offered Notes will be covered by a Department of Labor prohibited transaction class exemption.

         Any plan fiduciary considering the purchase of Publicly Offered Notes may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Publicly Offered Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of Publicly Offered Notes to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.


                                LEGAL INVESTMENT

         The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

                                     RATINGS

         As a condition to issuance, the notes must receive at least the following ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., in order to be issued:


       CLASS                         RATINGS
                               S&P           MOODY'S
                               ---           -------

        A-1                     A-1+           P-1
        A-2                     AAA            Aaa
        A-3                     AAA            Aaa
         B                       AA            Aa3
         C                       A              A3


         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

         We cannot assure you that the rating agencies will not lower or withdraw the ratings.

                                  UNDERWRITING

         Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the Publicly Offered Notes. Each of the underwriters has severally agreed to purchase, the principal amount of the Publicly Offered Notes set forth opposite its name below:


                    Principal Amount of    Principal Amount of    Principal Amount of    Principal Amount of   Principal Amount of
                      Class A-1 Notes        Class A-2 Notes        Class A-3 Notes         Class B Notes         Class C Notes
                      ---------------        ---------------        ---------------         -------------         -------------
Deutsche Bank
  Securities Inc.          $40,000,000.00         $87,000,000.00         $59,625,000.00        $22,500,000.00     $25,000,000.00
Chase
  Securities Inc.          $40,000,000.00         $87,000,000.00         $59,625,000.00        $22,500,000.00       N/A
------------------- ---------------------- ---------------------- ---------------------- --------------------- ------------------
  Total                    $80,000,000.00        $174,000,000.00        $119,250,000.00        $45,000,000.00     $25,000,000.00


         The underwriters have advised the seller that they propose initially to offer the Publicly Offered Notes to the public at the prices listed below, and to dealers at prices less the initial concessions listed below:


                                                                             Selling
                                Underwriting         Net Proceeds          Concessions         Reallowance
                                  Discount        to the Seller (1)      Not to Exceed       Not to Exceed
                                  --------        -----------------      -------------       -------------
Class A-1                          0.125%             99.875000%              0.075%             0.065%
Class A-2                          0.200%             99.793100%              0.120%             0.100%
Class A-3                          0.250%             99.731512%              0.150%             0.125%
Class B                            0.300%             99.689137%              0.180%             0.125%
Class C                            0.450%             99.542508%              0.250%             0.125%
----------------------------- ------------------ ---------------------- ------------------- ------------------
  Total for the Publicly
  Offered Notes                     $993,625.00        $442,215,560.71

(1) Before deducting expenses, estimated to be $625,000.

         The Class D Notes and the Class E Notes are not being offered by this prospectus supplement, and are anticipated to be privately placed with institutional investors.

         Each underwriter has represented and agreed that:

         - it has not offered or sold, and will not offer or sell, any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

         - it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

         - it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         The underwriters have advised AmeriCredit that discretionary sales are not expected to exceed 5% (five percent) of the principal amount of the securities being offered.

         Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the automobile loans - prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt. Because more than 10% of the net offering proceeds of the offering may be paid to the underwriters or their respective affiliates or associated persons, this offering is being made pursuant to the provisions of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers.

         IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     EXPERTS

         The balance sheet of the issuer as of October 18, 2000 included in this prospectus supplement has been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

         In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by Dewey Ballantine LLP, New York, New York.

                                    GLOSSARY

ACCELERATED PRINCIPAL AMOUNT for a distribution date will equal the lesser of

         (1) the excess, if any, of the amount of Available Funds on the distribution date over the amounts payable on the distribution date under clauses 1 through 19 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds"; and

         (2)      the excess, if any, on the distribution date of:

                  (a) the Pro Forma Note Balance for the distribution date;

                      MINUS

                  (b) the Required Pro Forma Note Balance for the distribution date.

AMOUNT FINANCED means, for any automobile loan, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the automobile loan is originated for:

         -    accessories;

         -    insurance premiums;

         -    service;

         -    car club and warranty contracts; and

         - other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

AVAILABLE FUNDS means, for any calendar month, the sum of:

         (1)      the Collected Funds for the calendar month;

         PLUS

         (2) all Purchase Amounts deposited in the collection account during the calendar month, plus income on investments held in the collection account;

         PLUS

         (3) the proceeds of any liquidation of the assets of the issuer, other than Net Liquidation Proceeds.

COLLECTED FUNDS means, any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month, but excluding any Purchase Amounts.

CRAM DOWN LOSS means, for any automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

         - the excess of the automobile loan's Principal Balance immediately prior to the order over the automobile loan's Principal Balance as reduced; and/or

         - if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan Principal Balance immediately prior to the order over the automobile loan's net present value--using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order--of the scheduled payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

LIQUIDATED AUTOMOBILE LOAN means, for any calendar month, an automobile loan for which, as of the last day of the calendar month:

         - 90 days have elapsed since the servicer repossessed the financed vehicle; PROVIDED, HOWEVER, that in no case shall 5% or more of a scheduled automobile loan payment have become 210 or more days delinquent in the case of a repossessed financed vehicle;

         - the servicer has determined in good faith that it has received all amounts it expects to recover; or

         - 5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles.

MAJORITY NOTEHOLDERS means the holders of notes representing a majority of the principal balance of the most senior class of notes then outstanding.

NET LIQUIDATION PROCEEDS means, for Liquidated Automobile Loans:

         (1)      proceeds from the underlying financed vehicles' disposition;

         PLUS

         (2)      any insurance proceeds;

         PLUS

         (3) other monies received from the obligor that are allocable to principal and interest due under the automobile loan;

         MINUS

         (4) the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law.

NOTEHOLDERS' INTEREST CARRYOVER AMOUNT means, for any class of notes and any determination date, all or any portion of the Noteholders' Interest Distributable Amount for the class for the immediately preceding distribution date, and any outstanding Noteholders' Interest Carryover Amount still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders' Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT means, for any distribution date and any class of notes, the interest accrued during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

NOTEHOLDERS' PRINCIPAL CARRYOVER AMOUNT means, as of any determination date, all or any portion of the Noteholders' Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Amount from the preceding distribution date which remains unpaid.

NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the sum of the Principal Distributable Amount for the distribution date and the Noteholders' Principal Carryover Amount, if any, as of the distribution date.

POOL BALANCE means, as of any date:

         (1) the aggregate Principal Balance of the automobile loans, excluding all Liquidated Loan and all Purchased Automobile Loans, at the end of the preceding calendar month;

         MINUS

         (2)      (a)      all payments from obligors and any Purchase Amounts
                           the seller or servicer must remit for the month,

                  PLUS

                  (b) all losses, including Cram-Down Losses accounted for during the month.

PRINCIPAL BALANCE means, for any automobile as of any date, the sum of:

         (1)      the Amount Financed;

         MINUS

                  (a) that portion of all amounts received on or prior to that date and allocable to principal according to the automobile loan's terms;

                  PLUS

                  (b) any Cram Down Losses for the automobile loan accounted for as of that date;

         PLUS

         (2) the accrued and unpaid interest on the automobile loan as of that date.

PRINCIPAL DISTRIBUTABLE AMOUNT means, for any distribution date, the amount equal to:

         (1)      the sum of:

                  (a) collections received on automobile loans (other than Liquidated Automobile Loans and Purchased Automobile Loans) that are allocable to principal, including any full and partial principal prepayments,

                  PLUS

                  (b) the Principal Balance of all automobile loans (other than Purchased Automobile Loans) that became Liquidated Automobile Loans during the related calendar month and

                  PLUS

                  (c) the portion of the Purchase Amount allocable to principal of all Purchased Automobile Loans that became Purchased Automobile Loans as of the immediately preceding record date;

                  PLUS

                  (d) the aggregate amount of Cram Down Losses during the related calendar month;

         MINUS

         (2) the Step-Down Amount, if any, for the distribution date.

PRO FORMA NOTE BALANCE means, for any distribution date, the aggregate remaining principal amount of the notes outstanding on the distribution date, after giving effect to distributions under clauses 1 through 18 under "Description of the Purchase Agreements and the Trust Documents -- Flow of Funds."

PURCHASE AMOUNT means, for any automobile loan, the Principal Balance as of the date of purchase.

PURCHASED AUTOMOBILE LOAN means an automobile loan purchased as of the close of business on the last day of a collection period by AmeriCredit as the result of a breach of a covenant or as an exercise of its optional redemption right.

REQUIRED PRO FORMA NOTE BALANCE means, for any distribution date, a dollar amount equal to:

         (1)      the Pool Balance;

         MINUS

         (2)      the sum of:

                  (a)      7.0% of the Pool Balance;

                  PLUS

                  (b) the aggregate, cumulative amount of principal paid to the holders of the Class E Notes pursuant to clause 21 of "DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS-- FLOW OF FUNDS," below, on all prior distribution dates;

                  MINUS

                  (c) the amount required to be on deposit in the reserve account.

STEP-DOWN AMOUNT means, for any distribution date, the excess, if any, of:

         (1)      the Required Pro Forma Note Balance;

         MINUS

         (2) the Pro Forma Note Balance on the distribution date, for this purpose only calculated without deduction for any Step-Down Amount - i.e., with the assumption that the entire amount described in clause (x) of the definition of Principal Distributable Amount is distributed as principal on the notes.

Provided, however, that the Step-Down Amount in no event may exceed the amount that would reduce the sum of (i) the amount on deposit in the Reserve Account, plus (ii) the positive difference, if any, of the Pool Balance minus the Pro Forma Note Balance, to an amount less than the lesser of (i) $7,500,000 or (ii) the outstanding principal amount of all Classes of Notes.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Managers of AmeriCredit Automobile Receivables Trust 2000-1:

         In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of AmeriCredit Automobile Receivables Trust 2000-1 as of October 18, 2000, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Trust's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas
October 19, 2000

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2000-1
                                  BALANCE SHEET

                                OCTOBER 18, 2000

                                     ASSETS


       Cash.....................................................       $1,000
                                                                       ------
       Total Assets.............................................       $1,000
                                                                       ======


                         LIABILITIES AND TRUST PRINCIPAL

       Interest in Trust........................................       $1,000
                                                                       ------
       Total liabilities and trust principal....................       $1,000
                                                                       ======

The accompanying notes are an integral part of this financial statement.

                 AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2000-1

                          NOTES TO FINANCIAL STATEMENT

----------

1.       NATURE OF OPERATIONS:

         AmeriCredit Automobile Receivables Trust 2000-1 (the "Trust"), was formed in the State of Delaware on October 11, 2000. The Trust has been inactive since that date.

         The Trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from AFS SenSub Corp. and any of its affiliates; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing. AFS SenSub Corp., is a Nevada corporation which is a wholly owned subsidiary of AmeriCredit Financial Services, Inc.

2.       CAPITAL CONTRIBUTION:

         AFS SenSub Corp. purchased, for $1,000, a 100% beneficial ownership interest in the Trust on October 18, 2000.

                                     ANNEX I

             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

       Except in limited circumstances, the Publicly Offered Notes will be available only in book-entry form. Investors in the Publicly Offered Notes may hold the Publicly Offered Notes through any of DTC, Clearstream or Euroclear. The Publicly Offered Notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Publicly Offered Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Publicly Offered Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Publicly Offered Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their Publicly Offered Notes through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Publicly Offered Notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Publicly Offered Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS

         Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS

         When Publicly Offered Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the Publicly Offered Notes against payment. Payment will include interest accrued on the Publicly Offered Notes from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the Publicly Offered Notes. After settlement has been completed, the Publicly Offered Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Publicly Offered Notes are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Publicly Offered Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Publicly Offered Notes were credited to their accounts. However, interest on the Publicly Offered Notes would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Publicly Offered Notes are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Publicly Offered Notes to the DTC participant's account against payment. Payment will include interest accrued on the Publicly Offered Notes from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

- borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

- borrowing the Publicly Offered Notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Publicly Offered Notes sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

- staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Publicly Offered Notes holding Publicly Offered Notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S.
persons, unless:

         (1) each clearing system, bank or other financial institution that holds customers' Publicly Offered Notes in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

         (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

         The IRS recently issued withholding regulations, which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the withholding regulations immediately.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Publicly Offered Notes as well as the application of the withholding regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the Publicly Offered Notes.

                  EXEMPTION FOR NON-U.S. PERSONS

         Under the existing rules, beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8, Certificate of Foreign Status. Under the withholding regulations, a non-U.S. person may claim beneficial owner status by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

                EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME

         Under the existing rules, a non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States. Under the withholding regulations, a non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

              EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES

         Under the existing rules, non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Ownership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the withholding regulations, a non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2000. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

                  EXEMPTION FOR U.S. PERSONS-FORM W-9

         U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

                  U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

         Under the existing rules, the beneficial owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. The withholding regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2000. Each foreign holder of Publicly Offered Notes should consult its own tax advisor regarding compliance with these procedures under the withholding regulations.

         A U.S. PERSON is:

         (1) a citizen or resident of the United States;

         (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

         (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

         A NON-U.S. PERSON is any person who is not a U.S. person.

Prospectus
--------------------------------------------------------------------------------

                                                    AUTOMOBILE RECEIVABLE
AMERICREDIT FINANCIAL SERVICES, INC.                ASSET-BACKED SECURITIES,
SERVICER                                            ISSUABLE IN SERIES

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
WE SUGGEST THAT YOU READ THE SECTION ENTITLED "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.
--------------------------------------------------------------------------------

THE SECURITIES --

-    will be issued from time to time in series;

-    will be backed by one or more pools of automobile loans held by the issuer;

- will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

- may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.


THE ASSETS --

The assets of each issuer will primarily consist of a pool of automobile loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS SEPTEMBER 16, 1999

    IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

      This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                                TABLE OF CONTENTS

                                                                        PAGE
Summary of Prospectus.....................................................5
      Issuer..............................................................5
      Company.............................................................5
      Servicer............................................................5
      Trustee.............................................................5
      The Securities......................................................5
      Trust Property......................................................6
      Payment Date........................................................7
      Record Date.........................................................7
      Remittance Period...................................................7
      Credit Enhancement..................................................7
      Cross-Collateralization.............................................8
      Registration of Securities..........................................8
      Optional Termination................................................8
      Mandatory Termination...............................................8
      Tax Considerations..................................................9
Risk Factors..............................................................10
The Company and the Servicer..............................................19
The Trustee...............................................................19
The Issuer................................................................19
Composition of the Trust Property.........................................19
The Automobile Loans......................................................20
      AUTOMOBILE LOAN POOLS...............................................20
      THE AUTOMOBILE LOANS................................................20
            Rule of 78s Automobile Loans..................................21
            Fixed Value Automobile Loans..................................21

            Simple Interest Automobile Loans..............................21
      DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE
      AUTOMOBILE LOANS....................................................22
      MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS......22
AmeriCredit's Automobile Financing Program................................23
      GENERAL.............................................................23
      AUTOMOBILE LOAN ACQUISITION.........................................24
      SERVICING AND COLLECTIONS...........................................26
Pool Factors..............................................................27
Use of Proceeds...........................................................28
Description of the Securities.............................................28
      GENERAL.............................................................28
      GENERAL PAYMENT TERMS OF SECURITIES.................................30
      INDEXED SECURITIES..................................................31
      SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES.............32
      BOOK-ENTRY REGISTRATION.............................................32
      DEFINITIVE SECURITIES...............................................37
      REPORTS TO SECURITYHOLDERS..........................................38
      FORWARD COMMITMENTS; PRE-FUNDING....................................38
Description of the Trust Agreements.......................................39
      TRANSFER OF THE AUTOMOBILE LOANS....................................40
      ACCOUNTS............................................................40
      THE SERVICER........................................................41
      SERVICING PROCEDURES................................................42
      PAYMENTS ON AUTOMOBILE LOANS........................................42
      SERVICING COMPENSATION..............................................42
      DISTRIBUTIONS.......................................................43
      CREDIT AND CASH FLOW ENHANCEMENTS...................................44
      STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES.......................45
      EVIDENCE AS TO COMPLIANCE...........................................45
      MATTERS REGARDING THE SERVICER......................................45
      SERVICER DEFAULT....................................................46
      RIGHTS UPON SERVICER DEFAULT........................................47
      WAIVER OF PAST DEFAULTS.............................................47
      AMENDMENT...........................................................47
      INSOLVENCY EVENT....................................................48
      TERMINATION.........................................................49
Certain Legal Aspects of the Automobile Loans.............................49
      GENERAL.............................................................49
      SECURITY INTERESTS IN THE FINANCED VEHICLES.........................50
            General.......................................................50
            Perfection....................................................50
            Continuity of Perfection......................................51
            Priority of Certain Liens Arising by Operation of Law.........52

      REPOSSESSION........................................................53
      NOTICE OF SALE; REDEMPTION RIGHTS...................................53
      DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS............................54
      CONSUMER PROTECTION LAWS............................................55
      SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940.....................56
      OTHER LIMITATIONS...................................................57
Material Tax Considerations...............................................57
      GENERAL.............................................................57
      GRANTOR TRUST SECURITIES............................................58
            Taxation of Beneficial Owners of Grantor Trust Securities.....59
            Sales of Grantor Trust Securities.............................60
            Grantor Trust Reporting.......................................60
      DEBT SECURITIES.....................................................60
            Taxation of Beneficial Owners of Debt Securities..............61
            Sales of Debt Securities......................................61
            Debt Securities Reporting.....................................61
      PARTNERSHIP INTERESTS...............................................62
            Taxation of Beneficial Owners of Partnership Interests........62
            Sale or Exchange of Partnership Interests.....................63
            Partnership Reporting.........................................63
      FASIT SECURITIES....................................................65
            Taxation of Beneficial Owners of FASIT Regular Securities.....65
            Taxes on a FASIT Trust........................................67
      DISCOUNT AND PREMIUM................................................68
            Original Issue Discount.......................................69
            Market Discount...............................................72
            Premium.......................................................72
            Special Election..............................................73
      BACKUP WITHHOLDING AND INFORMATION REPORTING........................73
      FOREIGN INVESTORS...................................................74
            Grantor Trust Securities, Debt Securities, and FASIT Regular
            Securities....................................................74
            High-Yield FASIT Regular Securities...........................75
            Partnership Interests.........................................75
State Tax Considerations..................................................76
ERISA Considerations......................................................76
      GENERAL.............................................................76
      ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES....77
      ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES...........79
      CONSULTATION WITH COUNSEL...........................................80
Methods of Distributions..................................................81
Legal Opinions............................................................82
Financial Information.....................................................82

                             SUMMARY OF PROSPECTUS

- This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

- This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

ISSUER

The issuer for a particular series of securities may be either a special-purpose finance subsidiary of the company or a trust formed by the company.

COMPANY

AmeriCredit Financial Services, Inc., a Delaware corporation. The company's principal offices are located at 801 Cherry Street, Forth Worth, Texas 76102 and its telephone number is (817) 332-7000.

SERVICER

AmeriCredit Financial Services, Inc.

TRUSTEE

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

THE SECURITIES

Each class of securities will be either:

-    certificates evidencing beneficial ownership in the trust property; or

-    notes representing indebtedness of the issuer.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

- are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

- are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

- have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

- will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

- are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

- has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

-    upon the occurrence of specified events;

-    in accordance with a schedule or formula; or

- on the basis of collections from designated portions of the related pool of automobile loans.

TRUST PROPERTY

As specified in the prospectus supplement, the trust property may consist of:

- automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies received relating to the contracts;

- participation interests in automobile loans and all monies received relating to the contracts;

- a security interest in the underlying automobiles and light duty trucks and the proceeds from the disposition of automobiles and light duty trucks, and property relating to the automobiles and trucks;

- Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

- fixed value loans which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

- simple interest loans which provide for amortization of the amount financed through a series of fixed level monthly payments;

- amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

-    credit enhancement for the trust property or any class of securities; and

-    interest on short-term investments.

If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

If the prospectus supplement specifies, the securities may have a revolving period. During a revolving period, the issuer may acquire additional automobile loans from the proceeds of payments on existing automobile loans. The securities will not pay principal during this period.

PAYMENT DATE

As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

RECORD DATE

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

REMITTANCE PERIOD

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a remittance period to the related trustee prior to the related payment date. The collections may be used to fund payments to securityholders on that payment date or to acquire additional automobile loans.

CREDIT ENHANCEMENT

As described in the prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

     - a policy issued by an insurer specified in the related prospectus supplement;

     -    a reserve account;

     -    letters of credit;

     -    credit or liquidity facilities;

     -    third party payments or other support;

     -    cash deposits or other arrangements;

     - swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

     -    subordination, cross-collateralization and over-collateralization.

CROSS-COLLATERALIZATION

As described in the prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

The common pool of credit enhancement may consist of one or more of the following:

     -    a master reserve account;

     -    a master insurance policy; or

     -    a master collateral pool.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer's securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

REGISTRATION OF SECURITIES

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

OPTIONAL TERMINATION

As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

MANDATORY TERMINATION

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

TAX CONSIDERATIONS

The securities of each series will, for federal income tax purposes, constitute one of the following:

     - interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

     - debt issued by a trust or by the company secured by the underlying automobile loans;

     -    interests in a trust which is treated as a partnership; or

     - regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

In addition to reviewing Material Tax Considerations in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 67 in this prospectus and in the prospectus supplement.

RATING

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency.

                                  RISK FACTORS

      You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOU MAY NOT BE ABLE TO SELL YOUR         A secondary market for these securities
SECURITIES, AND MAY HAVE TO HOLD YOUR    is unlikely to develop. If it does
SECURITIES TO MATURITY EVEN THOUGH YOU   develop, it may not provide you with
MAY WANT TO SELL IT.                     sufficient liquidity of investment or
                                         continue for the life of these
                                         securities. The underwriters may
                                         establish a secondary market in the
                                         securities, although no underwriter
                                         will be obligated to do so. The
                                         securities are not expected to be
                                         listed on any securities exchange or
                                         quoted in the automated quotation
                                         system of a registered securities
                                         association.

                                         Issuance of the securities in
                                         book-entry form may also reduce the
                                         liquidity in the secondary trading
                                         market, since some investors may be
                                         unwilling to purchase securities for
                                         which they cannot obtain definitive
                                         physical securities.

PREPAYMENTS ON THE AUTOMOBILE LOANS      The yield to maturity of the securities
COULD CAUSE YOU TO BE PAID EARLIER       may be adversely affected by a higher
THAN YOU EXPECT, WHICH MAY ADVERSELY     or lower than anticipated rate of
AFFECT YOUR YIELD TO MATURITY.           prepayments on the automobile loans. If
                                         you purchase a security at a premium
                                         based on your expectations as to its
                                         maturity or weighted average life, and
                                         the security pays principal more
                                         quickly than you expected, your yield
                                         will be reduced and you may not recover
                                         the premium you paid. Similarly, if you
                                         purchase a security at a discount based
                                         on your expectations as to its maturity
                                         or weighted average life, and the
                                         security pays principal more slowly
                                         than you expected, your yield will be
                                         lower than you anticipated.

                                         The yield to maturity on interest only
                                         securities will be extremely sensitive
                                         to the rate of prepayments on the
                                         contracts. If the automobile loans
                                         prepay very quickly the yield on an
                                         interest only security could be
                                         dramatically reduced.

                                         The automobile loans may be prepaid in
                                         full or in part at any time, although
                                         prepayment may require the borrower to
                                         pay a prepayment penalty or premium.
                                         These penalties will generally not be
                                         property of the trust, and will not be
                                         available for distributions to you.

                                         We cannot predict the rate of
                                         prepayments of the automobile loans,
                                         which is influenced by a wide variety
                                         of economic, social and other factors,
                                         including among others, obsolescence,
                                         the prevailing interest rates,
                                         availability of alternative financing,
                                         local and regional economic conditions
                                         and natural disasters. Therefore, we
                                         can give no assurance as to the level
                                         of prepayments that a trust will
                                         experience.

                                         Your securities could be subject to
                                         optional or mandatory redemption
                                         features, exposing you to investment
                                         risk.

                                         One or more classes of securities of
                                         any series may be subject to optional
                                         or mandatory redemption in whole or in
                                         part, on or after a specified date, or
                                         on or after the time when the aggregate
                                         outstanding principal amount of the
                                         automobile loans or the securities is
                                         less than a specified amount or
                                         percentage.

                                         Since prevailing interest rates may
                                         fluctuate, we cannot assure you that
                                         you will be able to reinvest these
                                         amounts at a yield equaling or
                                         exceeding the yield on your securities.
                                         You will bear the risk of reinvesting
                                         unscheduled distributions resulting
                                         from a redemption.

CREDIT ENHANCEMENT, IF PROVIDED, WILL    Credit enhancement may be provided in
BE LIMITED IN BOTH AMOUNT AND SCOPE OF   limited amounts to cover some, but not
COVERAGE, AND MAY NOT BE SUFFICIENT TO   all, types of losses on the contracts
COVERAGE, AND MAY NOT BE SUFFICIENT TO   and may reduce over time in accordance
COVER ALL LOSSES OR RISKS ON YOUR        with a schedule or formula.
INVESTMENT.                              Furthermore, credit enhancement may
                                         provide only very limited coverage as
                                         to some types of losses, and may
                                         provide no coverage as to other types
                                         of losses. Credit enhancement does not
                                         directly or indirectly guarantee to the
                                         investors any specified rate of
                                         prepayments, which is one of the
                                         principal risks of your investment. The
                                         amount and types of credit enhancement
                                         coverage, the identification of any
                                         entity providing the credit
                                         enhancement, the terms of any
                                         subordination and any other information
                                         will be described in the accompanying
                                         prospectus supplement.

POSSESSION OF THE AUTOMOBILE LOANS BY    Any insolvency by the company, the
THE COMPANY COMBINED WITH THE            servicer, or a third party while in
INSOLVENCY OF THE COMPANY, THE           possession of the automobile loans may
SERVICER, OR OTHER PARTY, MAY CAUSE      result in competing claims to ownership
YOUR PAYMENTS TO BE REDUCED OR DELAYED.  or security interests in the automobile loans which could result in delays in
                                         payments on the securities, losses to
                                         securityholders or the repayment of the
                                         securities.

                                         In addition, if the company, the
                                         servicer, or a third party while in
                                         possession of the automobile loans,
                                         sells or pledges and delivers them to
                                         another party, that party could acquire
                                         an interest in the
                                         automobile loans with priority
                                         over the trustee's interest. This
                                         could result in delays in payments
                                         on the securities, losses to you or
                                         the repayment of the securities.

STATE LAWS AND OTHER FACTORS MAY LIMIT   State laws may prohibit, limit, or
THE COLLECTION OF PAYMENTS ON THE        delay repossession and sale of the
AUTOMOBILE LOANS AND REPOSSESSION OF     vehicles to recover losses on defaulted
THE VEHICLES.                            automobile loans. As a result, you may
                                         experience delays in receiving payments
                                         and suffer losses.

                                         Additional factors that may affect the
                                         issuer's ability to recoup the full
                                         amount due on an automobile loan
                                         include:

                                         -  the company's failure to file
                                            amendments to certificates of title
                                            relating to the vehicles;

                                         -  the company's failure to file
                                            financing statements to perfect its
                                            security interest in the vehicle;

                                         -  depreciation;

                                         -  obsolescence;

                                         -  damage or loss of any vehicle; and

                                         -  the application of Federal and state
                                            bankruptcy and insolvency laws.

INSOLVENCY OF THE COMPANY MAY CAUSE      In some circumstances, a bankruptcy of
YOUR PAYMENTS TO BE REDUCED OR DELAYED.  the company may reduce payments to you.
                                         The company will structure the
                                         transactions contemplated by this
                                         prospectus to guard against the trust
                                         property becoming property of the
                                         bankruptcy estate of the company. These
                                         steps include the creation of one or
                                         more separate limited-purpose
                                         subsidiaries, which contain
                                         restrictions
                                         on the nature of their businesses
                                         and their ability to commence a
                                         voluntary bankruptcy case or
                                         proceeding. The company believes
                                         that the transfer of the automobile
                                         loans to a limited-purpose subsidiary
                                         should be treated as an absolute and
                                         unconditional assignment and transfer.

                                         However, in the event of an insolvency
                                         of the company a court or bankruptcy
                                         trustee could attempt to:

                                         -  recharacterize the transfer of the
                                            automobile loans by the company to
                                            the subsidiary as a borrowing by the
                                            company from the subsidiary or the
                                            related securityholders secured by a
                                            pledge of the automobile loans; or

                                         -  consolidate the assets of the
                                            subsidiary with those of the company
                                            because the company will own the
                                            equity interests of the subsidiary.

                                         If a recharacterization attempt is
                                         successful, a court could elect to
                                         accelerate payment of the securities
                                         and liquidate the automobile loans.
                                         Then you may only be entitled to the
                                         outstanding principal amount and
                                         interest on the securities at the
                                         interest rate on the date of payment. A
                                         recharacterization attempt, even if
                                         unsuccessful, could result in delays in
                                         payments to you.

                                         If either attempt is successful, the
                                         securities would be accelerated and the
                                         trustee's recovery on your behalf could
                                         be limited to the then current value of
                                         the automobile loans. Consequently, you
                                         could lose the right to future payments
                                         and you may not receive your
                                         anticipated interest and principal on
                                         the securities.

COMMINGLING OF FUNDS WITH THE COMPANY'S  While the company is the servicer, cash
FUNDS MAY RESULT IN REDUCED OR DELAYED   collections held by the company may be
PAYMENTS TO YOU.                         commingled and used for the company's
                                         benefit prior to each payment date.

                                         If bankruptcy proceedings are commenced
                                         with respect to the company while
                                         acting as servicer, the company (if not
                                         the servicer), the issuer, or the
                                         trustee, may not have a perfected
                                         security interest and any funds then
                                         held by the servicer may be unavailable
                                         to securityholders.

LOSSES AND DELINQUENCIES ON THE          We cannot guarantee that the
AUTOMOBILE LOANS MAY DIFFER FROM THE     delinquency and loss levels of the
COMPANY'S HISTORICAL LOSS AND            automobile loans in the trust will
DELINQUENCY LEVELS.                      correspond to the historical levels the
                                         company experienced on its loan and
                                         vehicle portfolio. There is a risk that
                                         delinquencies and losses could increase
                                         or decline significantly for various
                                         reasons including:

                                         -  changes in the federal income tax
                                            laws; or

                                         -  changes in the local, regional or
                                            national economies.

SECURITYHOLDERS HAVE NO RECOURSE         There is no recourse against the
AGAINST THE COMPANY FOR LOSSES.          company. The securities represent
                                         obligations solely of the trust or debt
                                         secured by the trust property. No
                                         securities will be guaranteed by the
                                         company, the servicer, or the
                                         applicable trustee. Consequently, if
                                         payments on the automobile loans, and
                                         to the extent available, any credit
                                         enhancement, are insufficient to pay
                                         the securities in full, you have no
                                         rights to obtain payment
                                         from the company.

TRANSFER OF SERVICING MAY DELAY          If the company were to cease servicing
PAYMENTS TO YOU.                         the automobile loans, delays in
                                         processing payments on the automobile
                                         loans and information regarding
                                         automobile loan payments could occur.
                                         This could delay payments to you.

INABILITY OF THE COMPANY TO REACQUIRE    The transaction documents require the
AUTOMOBILE LOANS WHICH BREACH A          company to acquire automobile loans
REPRESENTATION OR WARRANTY MAY CAUSE     from the trust property if
YOUR PAYMENTS TO BE REDUCED OR DELAYED.  representations and warranties concerning the loan's eligibility have
                                         been breached. If the company is unable
                                         to reacquire the automobile loans and
                                         no other party is obligated to perform
                                         or satisfy these obligations, you may
                                         experience delays in receiving payments
                                         and losses.

INADEQUATE INSURANCE ON VEHICLES MAY     Each automobile loan requires the
CAUSE YOU LOSSES ON YOUR INVESTMENT.     company to maintain insurance covering
                                         physical damage to the vehicle in an
                                         amount not less than the unpaid
                                         principal balance of the automobile
                                         loan with the company named as a loss
                                         payee. Since the obligors select their
                                         own insurers to provide the required
                                         coverage, the specific terms and
                                         conditions of their policies vary.

                                         In addition, although each automobile
                                         loan generally gives the company the
                                         right to force place insurance coverage
                                         in the event the required physical
                                         damage insurance on a vehicle is not
                                         maintained by an obligor, neither the
                                         company nor the servicer is obligated
                                         to force place coverage. In the event
                                         insurance coverage is not maintained by
                                         obligors and coverage is not force
                                         placed, then insurance recoveries may
                                         be limited in the event of losses or
                                         casualties to vehicles included in the
                                         trust property, and you could suffer a
                                         loss on your investment.

LIMITATIONS ON INTEREST PAYMENTS AND     Generally, under the terms of the
REPOSSESSIONS MAY CAUSE LOSSES ON YOUR   Soldiers' and Sailors' Civil Relief Act
INVESTMENT.                              of 1940, as amended, or similar state
                                         legislation, a lender may not charge an
                                         obligor who enters military service
                                         after the origination of the automobile
                                         loan interest, including fees and
                                         charges, above an annual rate of 6%
                                         during the period of the obligor's
                                         active duty status, unless a court
                                         orders otherwise upon application of
                                         the lender. It is possible that this
                                         action could effect the servicer's
                                         ability to collect full amounts of
                                         interest on some of the automobile
                                         loans. In addition, the relief act
                                         imposes limitations that would impair
                                         the servicer's ability to repossess on
                                         an affected automobile loan during the
                                         obligor's period of active duty status.
                                         Thus, in the event that these
                                         automobile loans go into default, there
                                         may be delays and losses to you.

RISKS ASSOCIATED WITH YEAR 2000          The year 2000 issue is whether the
COMPLIANCE.                              company's or its vendors' computer
                                         system will properly recognize date
                                         sensitive information when the year
                                         changes to 2000. Systems that do not
                                         properly recognize this information
                                         could generate erroneous data or fail.

                                         The company has developed a
                                         comprehensive project plan for
                                         achieving year 2000 readiness. It has
                                         compiled an inventory of critical
                                         hardware and software and has assessed
                                         information technology components. This
                                         assessment included major suppliers and
                                         business partners and the company is
                                         monitoring their continued progress
                                         toward year 2000 compliance; however,
                                         the company does not rely on any single
                                         supplier or partner to conduct
                                         business. The company has completed the
                                         process of renovating or replacing
                                         critical systems. In addition, the
                                         company is currently developing
                                         contingency plans for critical systems.
                                         Integrated testing and installation of
                                         all renovated systems has been
                                         completed.

                                         The company presently believes that
                                         with modifications to existing systems
                                         and/or conversion to new systems, the
                                         year 2000 issue will not pose
                                         significant operational problems for
                                         the company. However, there can be no
                                         assurance that unforeseen problems in
                                         the company's computer systems, or the
                                         systems of third parties on which the
                                         company's computers rely, would not
                                         have an adverse effect on the company's
                                         systems or operations.

                          THE COMPANY AND THE SERVICER

      The company is a wholly-owned, and the primary operating subsidiary of, AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. The company was incorporated in Delaware on July 22, 1992. The company purchases and services automobile loans which are originated and assigned to it by automobile dealers. The company's executive offices are located at 801 Cherry Street, Fort Worth, Texas 76102; telephone
(817) 332-7000.

                                   THE TRUSTEE

      The trustee for each series of securities will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

      The prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                                   THE ISSUER

      The company will either establish a separate trust that will issue the securities, or the company will form a finance subsidiary that will issue the securities.

                        COMPOSITION OF THE TRUST PROPERTY

      As specified in the prospectus supplement, the trust property will include:

      -     a pool of automobile loans;

      - all monies, including accrued interest, due on the loans on or after the cut-off date;

      -     amounts that the servicer may hold in one or more accounts;

      - the security interests, if any, in the vehicles relating to the pool of automobile loans;

      - the right to proceeds from claims on physical damage policies covering the vehicles or the obligors;

      - the proceeds of any repossessed vehicles related to the pool of automobile loans;

      - the rights of the company under the related automobile loan acquisition agreement; and

      - interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company.

      If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

      The automobile loans comprising the trust property will be either:

      -     originated by the company;

      -     originated by manufacturers and acquired by the company;

      -     originated by dealers and acquired by the company; or

      - acquired by the company from originators or owners of automobile loans.

      The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

                              THE AUTOMOBILE LOANS


AUTOMOBILE LOAN POOLS

      To the extent appropriate, the prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

      -     geographic concentration;

      -     payment frequency; and

      -     current principal balance.

THE AUTOMOBILE LOANS

      The automobile loans may consist of any combination of:

      -     rule of 78s automobile loans;

      -     fixed value automobile loans; or

      -     simple interest automobile loans.

            RULE OF 78S AUTOMOBILE LOANS

      Rule of 78s automobile loans provide for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the RULE Of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

            FIXED VALUE AUTOMOBILE LOANS

      Fixed value automobile loans provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value automobile loan may be satisfied by:

      -     payment in full in cash of the fixed value amount;

      - transfer of the vehicle to the company, provided various conditions are satisfied; or

      - refinancing the fixed value payment in accordance with various conditions.

      For fixed value automobile loans, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

            SIMPLE INTEREST AUTOMOBILE LOANS

      Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

      If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan will always be less than had the rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSS INFORMATION ON THE AUTOMOBILE LOANS

      The prospectus supplement will describe the company's delinquency, repossession and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the company's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS ON THE AUTOMOBILE LOANS

      The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the Trust Agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM


GENERAL

      Through its branch offices and marketing representatives, the company provides funding for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles and light duty trucks. Automobile loans originated by dealers which conform to the company's credit policies are purchased by the company generally without recourse to dealers. The company also services the purchased automobile loans. In addition, the company may, from time to time, refinance those customers that qualify under the company's credit policies.

      The company's indirect lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, it charges interest at higher rates than those charged by many traditional automobile financing sources. As the company provides financing in a relatively high risk market, it expects to experience a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

      The company has established relationships with a variety of dealers located in the markets where the company has branch offices or marketing representatives. While the company occasionally finances purchases of new autos, substantially all of the company's automobile loans were originated in connection with the purchases of used autos.

      Because automobile loans are purchased by the company without recourse to the dealer, the dealer usually has no liability to the company if the consumer defaults on the automobile loan. To mitigate the risk from potential credit losses, the company charges the dealers an acquisition fee when purchasing automobile loans. These acquisition fees are negotiated with dealers on a loan-by-loan basis and are usually non-refundable. Although automobile loans are purchased without recourse, dealers typically make representations as to the automobile loan's validity and compliance with relevant laws. In addition, dealers typically indemnify the company against any claims, defenses and set-offs that may be asserted against the company because of assignment of the an automobile loan.

AUTOMOBILE LOAN ACQUISITION

      The company purchases individual automobile loans through its branch offices and through its central purchasing office, which underwrites applications solicited by marketing representatives. The central purchasing office operates in a manner similar to the branch office network.

      All credit extensions are executed at the branch level. Each branch manager has a specific credit authority based upon their experience and historical loan portfolio results and credit scoring parameters. Extensions of credit outside these limits are reviewed and approved by a regional vice president. Although the credit approval process is decentralized, all credit decisions are guided by the company's credit scoring strategies and overall credit and underwriting policies and procedures.

      The company has implemented a credit scoring system to support the branch level credit approval process. Credit scoring is used to prioritize applications for processing and to tailor pricing and structure to an empirical assessment of credit risk. The credit scoring system was developed by Fair Isaac & Co., Inc. from the company's loan origination and portfolio databases.

      Loan application packages completed by prospective obligors are received via facsimile at the branch offices from dealers. Application data is entered into the company's automated application processing system. A credit bureau report is automatically generated and a credit score is computed. Depending on the credit quality of the applicant, a customer service representative may then investigate the residence, employment and credit history of the applicant or forward the application directly to the branch manager. In either case, the company's credit policy requires that all applications be investigated prior to loan funding. The branch manager reviews the application package and determines whether to approve the application, approve the application subject to conditions that must be met, or to deny the application.

      The branch manager considers many factors in arriving at a credit decision, including:

-      the applicant's credit score;

-      capacity to pay;

-      stability;

-      character and intent to pay; and

- the loan terms and collateral value. In some cases, a regional vice president may review and approve the branch manager's credit decision. The company estimates that approximately 50% of applicants are denied credit by the company typically because of their credit histories or because their income levels are not sufficient to support the proposed level of monthly automobile loan payments. Dealers are contacted regarding credit decisions by facsimile and/or telephone. Declined applicants are also notified.

      Completed loan packages are received from dealers at the branch office. Loan terms are reverified with the obligor by branch personnel and the loan packages are forwarded to the centralized loan services department where the package is scanned to create an electronic copy. Key original documents are stored in a fire-proof vault and the loan packages are further processed in an electronic environment. The loans are reviewed for proper documentation and regulatory compliance and are entered into the loan accounting system. A daily report is generated for final review by consumer finance operations management. Once cleared for funding by consumer finance operations management, the loan services department issues a funding check to the dealer. Upon funding, the company acquires a perfected security interest in the vehicle.

      The company requires all consumers to obtain or provide evidence that they carry current comprehensive and collision insurance. Through a third party administrator, the company tracks the insurance status of each automobile loan and sends notices to obligors when collateral becomes uninsured. If no action is taken by the obligor to insure the collateral, continuing efforts are made to persuade the obligor to comply with the automobile loan's insurance requirements. Although it has the right, the company rarely repossesses a vehicle for being uninsured. The company also does not typically force place insurance coverage and add the premium to the obligor's obligations, although under the automobile loan it has the right to do so.

            SERVICING AND COLLECTIONS

      The company's servicing activities consist of:

      -     collecting and processing obligor payments;

      -     responding to obligor inquiries;

      -     contacting obligors who are delinquent in their loan payment;

      -     maintaining the security interest in the vehicle; and

      -     repossessing and liquidating collateral when necessary.

      The company utilizes automated systems to support its servicing and collections activities.

      Approximately 15 days before an obligor's first payment due date and each month thereafter, the company mails the obligor a billing statement directing them to mail payments to a lockbox banking facility for deposit in a lockbox account. Payment receipt data is electronically transferred to the company by the lockbox banking facility for posting to the company records. All subsequent payment processing and customer account maintenance is performed centrally by the company's loan services department.

      Collection activity on automobile loans is performed by COLLECTORS who follow standardized collection policies and procedures at the company's headquarters facility. In addition, they monitor the loan portfolio through a computer assisted collection system and usually take action on delinquencies within a few days after delinquency occurs.

      Typically, a collector contacts the obligor by telephone through the company's automated predictive dialing system. This system dials multiple telephone numbers simultaneously based upon parameters set by management. When a telephone connection is made, the call is routed to a collector and the delinquent obligor's account information is displayed on a collector's computer terminal. The collector then attempts to work out the delinquency with the obligor.

      If an obligor continues to be delinquent, the company's policy is to work out suitable payment arrangements with the obligor. However, if the obligor becomes seriously delinquent or deals in bad faith with the company, the company may ultimately have to repossess the vehicle and generally will take prompt action to do so. Repossessions are handled by independent repossession firms engaged by the company. All repossessions are approved by collection officers.

      The company follows prescribed legal procedures for repossessions, which include:

      -     peaceful repossession;

      -     one or more notices to obligors;

      -     a prescribed waiting period prior to disposing of the vehicle; and

      -     return of the obligor's personal items.

      Upon repossession and after any prescribed waiting period, the vehicle is typically sold at auction. The company will pursue collection of deficiencies when it deems such action to be appropriate.

                                  POOL FACTORS

      The POOL FACTOR for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

      A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

      - the original aggregate purchase price of the securityholder's securities; and

      -     the applicable pool factor.

      The securityholders of record will receive reports on or about each payment date concerning:

      -     the payments received on the automobile loans;

      -     the POOL BALANCE (as defined in the prospectus supplement);

      -     each pool factor; and

      -     other items of information.

      In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

      The proceeds from the sale of the securities of a given series will be used by the company for the acquisition of the automobile loans, and/or for general corporate purposes, including:

      -     the purchase of additional receivables from dealers;

      -     repayment of indebtedness; and

      -     general working capital purposes.

      The company expects that it will make additional transfers of automobile loans to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

      -     the volume of automobile loans the company originates or acquires;

      -     prevailing interest rates;

      -     availability of funds; and

      -     general market conditions.

                          DESCRIPTION OF THE SECURITIES


GENERAL

      The securities will be issued in series. The following summaries describe the securities' material provisions. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

      Each series of securities -- or in some instances, two or more series of securities -- will be issued under a trust agreement.

      All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

      The securities may be offered in the form of certificates representing beneficial ownership interests in the automobile loans held by the trust or in the form of notes representing debt secured by the automobile loans held by the trust.

      Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes of STRIP SECURITIES which are:

      - stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

      - stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

      In addition, a series of securities may include two or more classes of securities that differ as to:

      -     timing;

      -     sequential order;

      -     priority of payment;

      -     interest rate; or

      -     amount of principal or interest distribution or both.

      Distributions of principal or interest or both on any class of securities may be made upon:

      -     the occurrence of specified events;

      -     in accordance with a schedule or formula; or

      - on the basis of collections from designated portions of the related pool of automobile loans.

      A series may include one or more classes of ACCRUAL SECURITIES, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

      A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans.

      A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

      A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

      In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior or, subordinate securities, in respect of distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

      Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.

      The prospectus supplement will describe the record date for each payment date, as of which the trustee or its paying agent will fix the identity of securityholders for the purpose of receiving payments on that payment date. For monthly-pay securities the payment date may be the tenth, twelfth, fifteenth or twenty-fifth day of each month. For quarterly-pay securities, the tenth, twelfth, fifteenth or twenty-fifth day of every third month. And for semi-annual pay securities, the tenth, twelfth, fifteenth or twenty-fifth day of every sixth month. The record date will be the close of business as of the last day of the calendar month preceding the calendar month in which a payment date occurs.

      Each trust agreement will describe a remittance period preceding each payment date -- for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. The trust agreement will require the servicer to remit collections received on or with respect to automobile loans held by a trust during a remittance period to the trustee prior to the related payment date. These collections will be used to fund payments to securityholders. The trust agreement may provide that the trustee may apply all or a portion of the payments collected on or with respect to the automobile loans to the acquisition of additional automobile loans during a specified period -- rather than be used to fund payments of principal to securityholders during such period. This will result in the securities possessing an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any interest only or revolving period may, upon the occurrence of events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected payment of the securities.

      In addition, the trust agreement may provide that the trustee retain all or a portion of collected payments -- and hold the payments in temporary investments, including automobile loans -- for a specified period prior to being used to fund payments of principal to securityholders.

      The trust agreement may require the trustee to retain and invest temporarily the collected payments for the purposes of:

      (a) slowing the payment rate of the securities relative to the installment payment schedule of the automobile loans; or

      (b) attempting to match the payment rate of the securities to a payment schedule established at the time the securities are issued.

      Any of these features may terminate when events to be described in the prospectus supplement occur, resulting in distributions to the securityholders and an acceleration of the payment of the securities.

      No governmental agency or instrumentality, the company, the servicer, any trustee or any of their respective affiliates will guarantee or insure the securities or the underlying automobile loans unless specifically stated in the prospectus supplement.

      To the extent that any trust property includes certificates of interest or participations in automobile loans, the prospectus supplement will describe the material terms and conditions of the certificates or participations.

INDEXED SECURITIES

      Any class of securities may consist of securities in which the INDEXED PRINCIPAL AMOUNT, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index, which will be related to one or more of the following:

      - the difference in the rate of exchange between United States dollars and a currency or composite currency;

      - the difference in the price of a specified commodity on specified dates;

      - the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

      - other objective price or economic measures as are described in the prospectus supplement.

      The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

      If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated -- other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement -- then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security shall be calculated in the manner described in the prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

      The indexed security will pay interest based on an amount designated in the prospectus supplement. The prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

      The securities may include one or more classes of SCHEDULED AMORTIZATION SECURITIES and COMPANION SECURITIES. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

BOOK-ENTRY REGISTRATION

      We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC in the United States or Cedelbank or the Euroclear system in Europe. CEDEL and EUROCLEAR will hold omnibus positions for CEDEL PARTICIPANTS and EUROCLEAR PARTICIPANTS, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a CLEARING corporation within the meaning of the Uniform Commercial Code and a CLEARING AGENCY registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers between DTC participants will occur according to DTC rules. Transfers between Cedel participants and Euroclear participants will occur according to their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in Cedel or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Cedel participant or Euroclear participant on that business day. Cash received in Cedel or Euroclear resulting from sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders which are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

      Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

      DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

      Any securities initial registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in Definitive Securities in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

      None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

DEFINITIVE SECURITIES

      The securities will be issued in fully registered, certificated form, commonly called DEFINITIVE SECURITIES, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

      - the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

      - the trustee, at its option, elects to terminate the book-entry-system through DTC; or

      - after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

      Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

      Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

      On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each holder of record a statement or statements with respect to the trust property generally describing the following information:

      (1)   the amount of the distribution with respect to each class;

      (2)   the amount of the distribution allocable to principal;

      (3)   the amount of the distribution allocable to interest;

      (4) the pool balance, if applicable, as of the close of business on the last day of the related remittance period;

      (5) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

      (6) the amount paid to the servicer, if any, with respect to the related remittance period;

      (7) the amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related remittance period; and

      (8) the amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

      Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

FORWARD COMMITMENTS; PRE-FUNDING

      A trust may enter into a forward purchase agreement with the company where the company will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.

      If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified FUNDING PERIOD during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the funding period will be limited to nine months from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

      During the funding period the monies deposited to the pre-funding account will either:

      -     be held uninvested; or

      - be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

      The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an "investment company" under the Investment Company Act of 1940, as amended.

                       DESCRIPTION OF THE TRUST AGREEMENTS

      Each series of securities will be issued under one or more trust agreements which will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term TRUST AGREEMENT as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including without limitation the indenture.

TRANSFER OF THE AUTOMOBILE LOANS

      On the closing date, the company or a finance subsidiary will transfer automobile loans originated by the company either to a trust, or will pledge the company's or the finance subsidiary's right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

      The company will be obligated to acquire from the related trust property any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

ACCOUNTS

      For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more COLLECTION ACCOUNTS, in the trustee's name on behalf of the securityholders in which the servicer will deposit all payments made on or with respect to the automobile loans. The servicer will also establish and maintain with the trustee separate DISTRIBUTION ACCOUNTS, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, the reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

      The prospectus supplement will describe any other accounts to be established with respect to a trust.

      For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the TRUST ACCOUNTS) will be invested in eligible investments. ELIGIBLE INVESTMENTS are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Except as described below or in the prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. However, subject to conditions, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

      The trust accounts will be maintained as eligible deposit accounts. An ELIGIBLE DEPOSIT ACCOUNT is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

      The depository institution or its parent corporation must have either:

      -     a long-term unsecured debt rating acceptable to the rating agencies;
            or

      - a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

      In addition, the depository institution's deposits must be insured by the FDIC.

THE SERVICER

      The servicer under each trust agreement will be named in the prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

SERVICING PROCEDURES

      Each trust agreement will provide that the servicer will make reasonable efforts to:

      - collect all payments due on the automobile loans which are part of the trust fund; and

      - make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

      Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on a automobile loan to extend or modify the payment schedule. Some of the arrangements -- including, without limitation any extension of the payment schedule beyond the final scheduled payment date for the securities -- may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law.

      The prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures.

PAYMENTS ON AUTOMOBILE LOANS

      The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within three business days of receipt in the related collection facility. The servicer may not commingle monies deposited in the collection facility with funds from other sources.

SERVICING COMPENSATION

      The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

      The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities.

Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

      The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

      -     collecting and posting all payments;

      -     responding to obligor inquiries on the related automobile loans;

      -     investigating delinquencies;

      -     sending billing statements to obligors;

      -     reporting tax information to obligors;

      -     paying costs of collection and disposition of defaults;

      -     policing the collateral;

      -     administering the automobile loans; and

      - accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

      The servicing fee also will reimburse the servicer for:

      -     certain taxes;

      -     accounting fees;

      -     outside auditor fees;

      -     data processing costs; and

      - other costs incurred in connection with administering the automobile loans.

            DISTRIBUTIONS

      Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

      On each payment date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

CREDIT AND CASH FLOW ENHANCEMENTS

      The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

      -     an insurance policy;

      -     subordination of one or more classes of securities;

      -     reserve accounts;

      -     overcollateralization;

      -     letters of credit;

      -     credit or liquidity facilities;

      -     third party payments or other support;

      -     surety bonds;

      -     guaranteed cash deposits; or

      - other arrangements or any combination of two or more of the foregoing.

      Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

      Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

      Prior to each payment date, the servicer will provide to the indenture trustee and/or the trustee and credit enhancer as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

      The trust agreements provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the trust agreements throughout the preceding calendar year, except as specified in the statement.

      Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee to the effect that the accountants have examined documents and the records relating to servicing of the automobile loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust agreements or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

      Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the indenture trustee or the trustee.

MATTERS REGARDING THE SERVICER

      The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the trust agreement.

      The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; PROVIDED, HOWEVER, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

      Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

SERVICER DEFAULT

      A SERVICER DEFAULT will include:

      - any failure by the servicer to deliver to the trustee for deposit any required payment or to direct trustee to make any required distributions, which failure continues unremedied for more than three business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

      - any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer, and to the trustee by securityholders, evidencing not less than 50% of the voting rights of outstanding securities;

      - any INSOLVENCY EVENT which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations; and

      - any claim being made on an insurance policy issued as credit enhancement.

RIGHTS UPON SERVICER DEFAULT

      As long as a servicer default remains unremedied, the trustee, credit enhancer or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of automobile loans. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable to the servicer under the related trust agreement.

WAIVER OF PAST DEFAULTS

      With respect to each trust, unless otherwise provided in the prospectus supplement and subject to the approval of any credit enhancer, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

AMENDMENT

      If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancer's approval, the trust agreements may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The company, the servicer, and the trustee with the consent of securityholders evidencing at least a MAJORITY of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; PROVIDED, HOWEVER, that no amendment may:

      - increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

      - without the consent of the securityholders reduce the percentage of securities which are required to consent to any such amendment.

INSOLVENCY EVENT

      If an insolvency event occurs with respect to a debtor relating to trust property, the trust will terminate, and the automobile loans of the trust property will be liquidated and that trust will be terminated 90 days after the date of the insolvency event. The liquidation and termination will not occur if, before the end of such 90-day period, the trustee receives written instructions from each of the securityholders, other than the company and/or credit enhancer to the effect that that party disapproves of the liquidation of the automobile loans. Promptly after the occurrence of any insolvency event with respect to a debtor, notice is required to be given to the securityholder and/or credit enhancer; PROVIDED, HOWEVER, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those automobile loans will be treated as collections on the automobile loans and deposited in the collection account. If the proceeds from the liquidation of the automobile loans and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

      Each trust agreement will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any trust without the unanimous prior approval of all the trusts' certificateholders, including the company if applicable, and the delivery to the trustee by each certificateholder of a certificate certifying that the certificateholder reasonably believes that the trust is insolvent.

TERMINATION

      With respect to each trust, the obligations of the servicer, the company and the trustee will terminate upon the earlier to occur of:

      - the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

      -     the payment to securityholders.

      If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans at a price equal to the aggregate of the purchase amounts described as of the end of the collection period. The securities will be redeemed following such purchase.

      Within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the prospectus supplement, the trustee will solicit bids for the purchase of the automobile loans remaining in the trust. The prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the prospectus supplement, then the automobile loans remaining in the trust property will be sold to the highest bidder.

      Any outstanding notes of the related series will be redeemed concurrently with either of the events specified above. The subsequent distribution to the certificateholders of all amounts required to be distributed to them may effect the prepayment of the certificates.

                  CERTAIN LEGAL ASPECTS OF THE AUTOMOBILE LOANS


GENERAL

      The transfer of automobile loans by the company or its finance subsidiary to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase -- including the taking of a security interest in -- an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust's interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

      GENERAL

      In all the states in which automobile loans have been originated, retail installment sale contracts evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The automobile loans are chattel paper under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

      PERFECTION

      The company will sell and assign the automobile loans it has originated or acquired and its security interests in the vehicles to the trustee. Alternatively, the company may sell and assign the automobile loans and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the automobile loans and related security interests to the trustee. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, although the trustee will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold the automobile loans and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the automobile loans on the basis their security interest is perfected by possession.

      In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

      - depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

      - filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

      - if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

      However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trustee effectively conveys the company's security in the automobile loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company's rights as secured party.

      Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company's lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company or its finance subsidiary will represent and warrant that it has, taken all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company's or the finance subsidiary's representations and warranties. Accordingly, the company or finance subsidiary would be required to repurchase these automobile loans from the trustee unless the breach were cured.

            CONTINUITY OF PERFECTION

      Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, Texas, for example, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection.
The trust documents will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

      PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW

      Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

      -     mechanic's, repairmen's and garagemen's liens;

      -     motor vehicle accident liens;

      -     towing and storage liens;

      -     liens arising under various state and federal criminal statutes; and

      -     liens for unpaid taxes.

      The UCC also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company's repurchase obligation.

REPOSSESSION

      In the event an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

NOTICE OF SALE; REDEMPTION RIGHTS

      The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

      -     the unpaid principal balance of the automobile loan;

      -     accrued interest on the automobile loan;

      - the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses; or

      - in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.

Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states, impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

      Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

      -     the Truth-in-Lending Act;

      -     the Equal Credit Opportunity Act;

      -     the Federal Trade Commission Act;

      -     the Fair Credit Reporting Act;

      -     the Fair Debt Collection Practices Act;

      -     the Magnuson-Moss Warranty Act;

      -     the Federal Reserve Board's Regulations B and Z;

      -     state adaptations of the Uniform Consumer Credit Code;

      -     state motor vehicle retail installment sale acts;

      -     state "lemon" laws; and

      -     other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the automobile loans.

      The Federal Trade Commission's so-called HOLDER-IN-DUE-COURSE RULE has the effect of subjecting any assignee of the seller in a consumer credit transaction, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the originator of the automobile loan. However, liability under the FTC rule is limited to the amounts paid by the obligor under the loan. Because of the FTC Rule the loan holder may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

      Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. Furthermore, Federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

      Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

      The company or the finance subsidiary, if any will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in an automobile loan, the violation would create an obligation of the company or the finance subsidiary, if any to repurchase the automobile loan unless the violation were cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' Civil Relief Act of 1940, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any automobile loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust, finance subsidiary or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                           MATERIAL TAX CONSIDERATIONS


GENERAL

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors, including:

      -     insurance companies;

      -     tax-exempt organizations;

      -     regulated investment companies;

      -     financial institutions or broker dealers;

      -     taxpayers subject to the alternative minimum tax; and

      -     holders of non capital asset securities assets.

      Investors are urged to consult their own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

      This discussion addresses securities of four general types:

      -     GRANTOR TRUST SECURITIES, representing interests in a grantor trust;

      - DEBT SECURITIES, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

      - PARTNERSHIP interests, representing interests in a trust, a PARTNERSHIP, that is intended to be treated as a partnership under the INTERNAL REVENUE CODE OF 1986, as amended; and

      - FASIT SECURITIES, representing interests in a financial asset securitization investment trust, a FASIT, or a portion of a FASIT, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust. If a FASIT election is to be made, the prospectus supplement will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the Code requiring the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions regarding a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

      For each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation for each series of grantor trust securities. The opinion will be attached on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

      A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a GRANTOR TRUST FRACTIONAL INTEREST SECURITY. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a GRANTOR TRUST STRIP SECURITY.

            TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

      Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

      Beneficial owners of grantor trust strip securities will generally be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium," below.

      Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." However, the coupon stripping rules will not apply, if:

      - the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying automobile loans; and

      - the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

      SALES OF GRANTOR TRUST SECURITIES

      Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

      GRANTOR TRUST REPORTING

      With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying the automobile loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service as and when required to do so by law.

DEBT SECURITIES

      For each series of debt securities, Dewey Ballantine LLP, special tax counsel to the seller, will deliver its opinion to the seller that the securities will be classified as debt secured by the related automobile loans. Consequently, the debt securities will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.

      TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES

      If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

      SALES OF DEBT SECURITIES

      If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

      In general, except as described in "Discount and Premium -- Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

      DEBT SECURITIES REPORTING

      The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying automobile loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

PARTNERSHIP INTERESTS

      For each series of partnership interests, Dewey Ballantine LLP will deliver its opinion to the seller that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the securities or filed with the SEC as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

      TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

      If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents.

      The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the automobile loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

      In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

      Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

      SALE OR EXCHANGE OF PARTNERSHIP INTERESTS

      Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

      Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

      PARTNERSHIP REPORTING

      The owner trustee is required to:

      (1)   keep complete and accurate books of the trust;

      (2) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust; and

      (3) report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

      The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

      Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

      (a)   the name, address and taxpayer identification number of the nominee;
            and

      (b)   as to each beneficial owner:

            (1)   the name, address and identification number of the person;

            (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

            (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

      In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT SECURITIES

      If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of securities for which an election is made, Dewey Ballantine LLP will deliver its opinion to the seller that assuming compliance with the trust agreements, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to herein as a "FASIT TRUST." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT REGULAR SECURITY, or an ownership interest, a FASIT OWNERSHIP SECURITY. An opinion shall be attached on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of the securities or filed with the Commission as a post-effective amendment to the prospectus.

      TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES

      A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount (OID), and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

      In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the FASIT's STARTUP DAY, which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests", described below, to be held only by fully taxable domestic corporations.

      Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include:

      -     interest rate or foreign currency notional principal contracts;

      -     letters of credit;

      -     insurance; and

- guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT.

      Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the seller had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

      In addition to the foregoing requirements, the various interests in a FASIT also must meet various other requirements. All of the interests in a FASIT must be either of the following:

            (a)   one or more classes of regular interests; or

            (b) a single class of ownership interest.

      A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

            (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount;

            (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate;

            (3)   has a stated maturity of not longer than 30 years;

            (4) has an issue price not greater than 125% of its stated principal amount; and

            (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable Federal rate, as defined in Code section 1274(d).

      A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements, (1), (2), (4), or (5) is a "HIGH-YIELD REGULAR INTEREST." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

      If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

      TAXES ON A FASIT TRUST

      Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include:

            (1) the disposition of a permitted asset other than for:

                  (a)   foreclosure, default, or imminent default,

                  (b)   bankruptcy or insolvency of the FASIT,

                  (c)   a qualified, complete, liquidation,

                  (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  (e)   the retirement of a Class of FASIT regular interests;

            (2)   the receipt of income from nonpermitted assets;

            (3)   the receipt of compensation for services; or

            (4) the receipt of any income derived from a loan originated by the FASIT.

      It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT RESIDUAL SECURITY.

      DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

      In very general terms:

      - original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

      - market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

      - if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

      ORIGINAL ISSUE DISCOUNT

      In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

      Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

      (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, the PREPAYMENT ASSUMPTION; by

      (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

      Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

      (1) beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

      (2) beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

      (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

      (b) the adjusted issue price of the security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

      (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period;

      (3)   the prepayment assumption; and

      (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

      The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of Grantor Trust Strip Securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

      A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

      MARKET DISCOUNT

      A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

      PREMIUM

      A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the PREMIUM SECURITY, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section

171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "FULLY TAXABLE BONDS", held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

      (1) a beneficial owner must include the full amount of each interest payment in income as it accrues; and

      (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

      Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

      SPECIAL ELECTION

      A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term INTEREST includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

      The IRS recently issued WITHHOLDING REGULATIONS, which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the withholding regulations.

FOREIGN INVESTORS

      THE WITHHOLDING REGULATIONS

      The withholding regulations would require, in the case of securities held by a foreign partnership, that:

      - the certification described above be provided by the partners rather than by the foreign partnership; and

      - the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above.

      A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the withholding regulations.

      GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR SECURITIES

      Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. PERSON means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

            (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

            (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

            (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

      Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

      HIGH-YIELD FASIT REGULAR SECURITIES

      High-yield FASIT regular securities may not be sold to or beneficially-owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

      PARTNERSHIP INTERESTS

      Depending upon the particular terms of the trust agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

      Provisions of ERISA and of the INTERNAL REVENUE CODE prohibit a pension, profit sharing or other employee benefit plan and other individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. However, if a statutory or administrative exemption applies to the transaction, plans may engage in these transactions. ERISA and the Code also prohibit generally actions involving conflicts of interest by fiduciaries of plans or arrangements. Persons who violate these "prohibited transaction" rules may incur excise tax and other liabilities under ERISA and the Code. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including ERISA's investment prudence and diversification requirements and the requirement that a plan make its investments in accordance with its governing documents. Employee benefit plans that are governmental plans and church plans under ERISA, are not subject to ERISA requirements. Accordingly, these plans may invest in securities without regard to the ERISA considerations discussed below. Any plan, which is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules detailed in Section 503 of the Code.

      Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including an individual retirement arrangement, might result in prohibited transactions. This may result in excise taxes and civil penalties being imposed.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

      The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt transactions meeting the department's requirements from:

      - the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA; and

      -     excise taxes imposed under Sections 4975(a) and (b) of the Code.

      These exempted transactions deal with the initial purchase, holding and the subsequent resale by plans of certificates in pass-through trusts consisting of:

      -     secured receivables;

      -     secured loans; and

      -     other secured obligations.

The UNDERWRITER EXEMPTIONS will only be available for securities that are certificates.

      Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

      - the plan must acquire the certificates on terms, including the certificate's price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      - the certificates must not be subordinated to the trust's other certificates;

      - when the plan acquires the certificates, the certificates must have a rating in one of the three highest generic rating categories from Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. or Fitch;

      - the trustee must not be an affiliate of any other member of the restricted group;

      - the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the company/finance subsidiary for assigning the loans to the trust must not total more than the fair market value of the loans; the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

      - the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

      - in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional automobile loans having an aggregate value equal to no more than 25% of the certificate's total principal amount may be transferred to the trust under a pre-funding feature within 90 days or 3 months following the closing date.

      The trust estate must also meet the following requirements:

      - the trust property must consist solely of assets of the type that have been included in other investment pools;

      - certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or Duff & Phelps for at least one year prior to the date the plan acquired the certificates; and

      - investors other than plans must have purchased certificates evidencing interests in the other investment pools for at least one year prior to the date the plan acquired the certificates.

      Moreover, the underwriter exemptions provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; provided that, among other requirements:

      - when a plan acquires an initial issuance of certificates, at least fifty percent of each class in which a plan has invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group;

      - the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

      - when the plan acquires the certificates, the plan's investment in any class does not exceed twenty-five percent of all of the certificates of that class; and

      - immediately after the plan acquires the certificates, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemptions do not apply to plans sponsored by a member of a restricted group which includes the company/finance subsidiary, the underwriters, the trustee, the servicer, any other servicer, any obligor with respect to automobile loans included in the trust property constituting more than five percent of the aggregate unamortized principal balance of the trust estate's assets, or any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

      The underwriter exemptions will not be available for securities that are notes. Under the PLAN ASSETS REGULATION issued by the Department of Labor, the trust's assets would be treated as a plan's assets for the purposes of ERISA and the Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which:

      -     is treated as indebtedness under applicable local law; and

      -     which has no substantial equity features.

      If the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. In that case, the acquisition or holding of the notes by or on behalf of a plan could result in a prohibited transaction, if the acquisition or holding of notes by or on behalf of a plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from these prohibited transaction rules could apply to a plan's purchase and its holding of notes, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:

      - PTCE 84-14, regarding transactions effected by QUALIFIED PROFESSIONAL ASSET MANAGERS;

      - PTCE 90-1, regarding transactions entered into by INSURANCE COMPANY POOLED SEPARATE ACCOUNTS;

      - PTCE 91-38, regarding transactions entered into by BANK COLLECTIVE INVESTMENT FUNDS;

      - PTCE 95-60, regarding transactions entered into by INSURANCE COMPANY GENERAL ACCOUNTS; and

      -     PTCE 96-23, regarding transactions effected by IN-HOUSE ASSET
            MANAGERS.

      Each purchaser and each transferee of a note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

      The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

      -     whether the trust's assets would be considered plan assets;

      - the possibility of exemptive relief from the prohibited transaction rules; and

      -     other  ERISA issues and their potential consequences.

      In addition, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, investing in the securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company/finance subsidiary or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

      In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances.

                            METHODS OF DISTRIBUTIONS

      The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

      The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

      - By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      - By placements by the company with institutional investors through dealers;

      -     By direct placements by the company with institutional investors;
            and

      -     By competitive bid.

      In addition, securities may be offered in whole or in part in exchange for the automobile loans -- and other assets, if applicable -- that would comprise the trust property.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the company.

      It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

      The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL OPINIONS

      Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the prospectus supplement.

                              FINANCIAL INFORMATION

      Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a Delaware business trust will be included in the prospectus supplement.

      A prospectus supplement may also contain the financial statements of the related credit enhancer, if any.